SCHEDULE 14A INFORMATION

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ROBERT HALF INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

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ROBERT HALF INTERNATIONAL INC.

2884 Sand Hill Road

Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held

Tuesday, May 6, 2008

9:00 A.M.

To the Stockholders:

The annual meeting of stockholders of ROBERT HALF INTERNATIONAL INC. (the “Company”) will be held at 9:00 a.m. on Tuesday, May 6, 2008 at The Westin Hotel—San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. The meeting will be held for the following purposes:

1. To elect seven directors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for 2008.

3. To approve the continuation of the Stock Incentive Plan.

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on March 11, 2008 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 6, 2008

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report to Shareholders are available at http://www.rhi.com/14aFilings and http://www.rhi.com/AnnualReport, respectively.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN KAREL
Secretary

Menlo Park, California

March 26, 2008

—IMPORTANT—

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED FORM AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

ROBERT HALF INTERNATIONAL INC.

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited on behalf of the present Board of Directors (sometimes referred to as the “Board”) of Robert Half International Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 2884 Sand Hill Road, Menlo Park, California 94025. The approximate date on which this proxy statement and the enclosed proxy are being mailed to the Company’s stockholders is March 26, 2008. The proxy is solicited for use at the annual meeting of stockholders (the “Meeting”) to be held at 9:00 a.m. on Tuesday, May 6, 2008, at The Westin Hotel—San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California, 94030. Only stockholders of record on March 11, 2008 will be entitled to notice of, and to vote at, the Meeting and any adjournment of the Meeting. Each share is entitled to one vote. At the close of business on March 11, 2008 the Company had outstanding and entitled to vote 159,843,513 shares of its common stock, $.001 par value (“Common Stock”).

A stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Meeting to the Secretary of the Company, by a duly executed proxy bearing a date later than the date of the proxy being revoked, or at the Meeting if the stockholder is present and elects to vote in person. Solicitation of proxies may be made by directors, officers or employees of the Company by telephone or personal interview as well as by mail. Costs of solicitation will be borne by the Company.

An automated system administered by the Company’s transfer agent will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders or with respect to election of directors, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or a nominee has been elected.

NOMINATION AND ELECTION OF DIRECTORS

The By-Laws of the Company provide for a Board of Directors consisting of not fewer than six nor more than eleven directors. The size of the Board of Directors is presently set at seven and there are no vacancies. All of the nominees are presently directors of the Company. The present term of office of all directors will expire upon election of directors at the Meeting. The full Board of Directors will be elected at the Meeting to hold office until the next annual meeting and until their successors are elected.

Proxies cannot be voted for more than seven persons. Directors are elected by a majority of the votes of the shares present in person or represented by proxy and entitled to vote at the Meeting. Proxies solicited by the Board will be voted “FOR” the election of the nominees named below unless stockholders specify in their proxies to the contrary. Although the Board does not expect any nominee to become unavailable to serve as a director for any reason, should that occur before the Meeting, proxies will be voted for the balance of those named and such substitute nominee as may be selected by the Board.

Directors

The following table lists the name of each nominee for election as director (each of whom is a current member of the Board of Directors), his age on the mailing date of this proxy statement and the period during which he has served as a director.

Name	Age	Director Since
Andrew S. Berwick, Jr.	74	1981
Frederick P. Furth	73	1983
Edward W. Gibbons	72	1988
Harold M. Messmer, Jr.	62	1982
Thomas J. Ryan	83	1987
J. Stephen Schaub	67	1989
M. Keith Waddell	50	1999

Mr. Berwick has been President of Berwick-Pacific Corporation, a real estate development company, for more than the past five years. He is Chairman Emeritus of California Healthcare System.

Mr. Furth has been senior partner of The Furth Firm LLP, a law firm, for more than the past five years. He is the Proprietor of Chalk Hill Estate Winery, LLC and Chalk Hill Estate Vineyards, LLC and Chairman of the Board of the Furth Foundation.

Mr. Gibbons is owner and president of Gibbons & Co., Inc., a private merchant banking firm.

Mr. Messmer has been Chairman of the Board since 1988 and Chief Executive Officer since 1987. From 1985 through 2004 he served as President. Mr. Messmer is a director of Health Care Property Investors, Inc.

Mr. Ryan has been Chairman of the Board of Directors and Chief Executive Officer of ISU International, a franchisor of independent insurance agents, since 1979.

Mr. Schaub has been President and owner of J.S. Schaub & Co., Inc., a firm engaged in investments and financial consulting, for more than the past five years.

Mr. Waddell has been Vice Chairman of the Board since 1999, President since 2004 and Chief Financial Officer since 1988. He served as Treasurer from 1987 until 2004.

Executive Officers

The following table lists the name of each current executive officer of the Company, his age on the mailing date of this proxy statement, and his current positions and offices with the Company:

Name	Age	Office
Harold M. Messmer, Jr.	62	Chairman of the Board and Chief Executive Officer
M. Keith Waddell	50	Vice Chairman of the Board, President and Chief Financial Officer
Paul F. Gentzkow	52	President and Chief Operating Officer-Staffing Services
Robert W. Glass	49	Executive Vice President, Corporate Development
Michael C. Buckley	41	Executive Vice President, Chief Administrative Officer and Treasurer
Steven Karel	58	Senior Vice President, Secretary and General Counsel

Mr. Gentzkow has been President and Chief Operating Officer-Staffing Services since 2004. From 2000 until 2004, he served as Executive Vice President, Operations. For more than five years prior to his election as an executive officer, he served as Director of Field Operations.

Mr. Glass has been Executive Vice President, Corporate Development since 2004. From 1993 until 2004, he served as Senior Vice President, Corporate Development. From 1987 until 1993 he served as Vice President.

Mr. Buckley has been Treasurer since 2004 and Executive Vice President and Chief Administrative Officer since February 2007. He was Vice President from 2001 through February 2007 and served as Controller, Corporate Accounting from 1999 until 2004. From 1995 through 1999, he held various other positions with the Company.

Mr. Karel has been General Counsel of the Company since 1989 and Secretary since 1993. He has been Senior Vice President since February 2007 and from 1989 through then was Vice President.

The executive officers of the Company are also officers of the Company’s wholly owned subsidiaries.

All of the executive officers serve at the pleasure of the Board of Directors. Mr. Messmer has an employment agreement with the Company to serve as Chairman and Chief Executive Officer. In addition, severance agreements have been entered into with certain executive officers. See the discussion under “Employment Agreement and Potential Payments upon Termination or Change in Control” below.

There are no family relationships between any of the directors or executive officers.

BENEFICIAL STOCK OWNERSHIP

The following table sets forth information as of February 29, 2008, concerning beneficial ownership of Common Stock by (i) the only persons known to the Company to be beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Included in share ownership are shares that may be acquired upon the exercise of options that are currently exercisable or become exercisable on or before April 30, 2008 (“Exercisable Options”). All persons have sole voting and investment power except as otherwise indicated.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	20,207,860	(a)	12.6%
FMR Corp. 82 Devonshire Street Boston, MA 02109	16,432,029	(b)	10.3%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	9,900,000	(c)	6.2%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	9,110,000	(d)	5.7%
Andrew S. Berwick, Jr.	724,338	(e)	0.5%
Frederick P. Furth	1,652,509	(f)	1.0%
Edward W. Gibbons	767,545	(g)	0.5%
Harold M. Messmer, Jr.	4,584,372	(h)	2.8%
Thomas J. Ryan	283,236	(i)	0.2%
J. Stephen Schaub	2,827,069	(j)	1.8%
M. Keith Waddell	2,334,661	(k)	1.5%
Paul F. Gentzkow	1,569,783	(l)	1.0%
Robert W. Glass	673,874	(m)	0.4%
Michael C. Buckley	225,899	(n)	0.1%
Steven Karel	356,826	(o)	0.2%
All executive officers and directors as a group (11 persons)	16,000,112		9.7%

(a)	Information is as of December 31, 2007, the latest date for which information is available to the Company. According to a Schedule 13G filed by Barclays Global Investors, N.A., the shares are held by Barclays Global Investors, N.A. and the following affiliated entities: Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, all of which hold such shares either in their capacities as banks or investment advisors. According to the Schedule 13G sole voting power is held with respect to 17,640,695 of such shares and sole dispositive power is held with respect to all of such shares.

(b)	Information is as of December 31, 2007, the latest date for which information is available to the Company. According to a Schedule 13G filed by FMR LLC, which identified itself as a parent holding company, Edward C. Johnson 3d, Chairman of FMR LLC, and members of his family, collectively own 49% of the voting power of FMR LLC and may constitute a controlling group with respect to FMR LLC. The shares are held directly by the following entities controlled by FMR LLC: Fidelity Management & Research Company, Strategic Advisers, Inc. and Pyramis Global Advisors Trust Company, all of which own such shares in their capacities as investment advisers, investment companies or investment managers. According to the Schedule 13G, Edward C. Johnson 3d and FMR LLC each has sole dispositive power with respect to the 16,432,029 shares and sole voting power with respect to 112,909 of such shares. Neither Edward C. Johnson nor FMR LLC has the sole power to vote or direct the voting of shares held by the Fidelity Funds, which power resides with the board of trustees of the Fidelity Funds.

(c)

Information is as of December 31, 2007, the latest date for which information is available to the Company. According to a Schedule 13G filed by Capital World Investors, which identified itself as an investment advisor and as one of the two investment divisions of Capital

Research and Management Company in the Schedule 13G, sole dispositive power is held with respect to all of such shares and sole voting power is held with respect to 2,400,000 of such shares. Such shares include a portion of the 8,310,000 shares beneficially owned by The Growth Fund of America, Inc. as indicated in its Schedule 13G filing, with the remaining balance of the 8,310,000 shares being reflected in the beneficial ownership of Capital Research Global Investors. The Growth Fund of America, Inc., which identified itself as an investment company that is advised by Capital Research and Management Company, retains sole voting power, but no dispositive power, with respect to its shares.

(d)	Information is as of December 31, 2007, the latest date for which information is available to the Company. According to a Schedule 13G filed by Capital Research Global Investors, which identified itself as an investment advisor and as one of the two investment divisions of Capital Research and Management Company in the Schedule 13G, sole dispositive power is held with respect to all of such shares and sole voting power is held with respect to 7,500,000 of such shares. Such shares include a portion of the 8,310,000 shares beneficially owned by The Growth Fund of America, Inc. as indicated in its Schedule 13G filing, with the remaining balance of the 8,310,000 shares being reflected in the beneficial ownership of Capital World Investors. The Growth Fund of America, Inc., which identified itself as an investment company that is advised by Capital Research and Management Company, retains sole voting power, but no dispositive power, with respect to its shares.

(e)	Includes 159,000 shares that may be acquired upon the exercise of Exercisable Options, 66,000 shares which are pledged and as to which Mr. Berwick has voting power but not dispositive power and 7,175 shares acquired pursuant to Company benefit plans, as to which shares Mr. Berwick has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(f)	Includes 1,484,734 shares which are pledged and as to which Mr. Furth has voting power but not dispositive power, 1,600 shares owned by the Furth Family Foundation, a charitable foundation of which Mr. Furth is a director, as to which shares Mr. Furth has shared voting and dispositive powers, 159,000 shares that may be acquired upon the exercise of Exercisable Options and 7,175 shares acquired pursuant to Company benefit plans, as to which shares Mr. Furth has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(g)	Includes 600,445 shares which are pledged and as to which Mr. Gibbons has voting power but not dispositive power and 159,000 shares that may be acquired upon the exercise of Exercisable Options and 7,175 shares acquired pursuant to Company benefit plans, as to which shares Mr. Gibbons has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(h)	Includes 2,405,011 shares that may be acquired upon the exercise of Exercisable Options, 615,146 shares acquired pursuant to Company benefit plans, as to which shares Mr. Messmer has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, an aggregate of 900,000 shares held in twenty trusts as to which Mr. Messmer has voting and dispositive power and 656,607 shares as to which Mr. Messmer shares voting and dispositive power with his wife.

(i)	Includes 159,000 shares that may be acquired upon the exercise of Exercisable Options and 7,175 shares acquired pursuant to Company benefit plans, as to which shares Mr. Ryan has sole voting power but as to which disposition is restricted pursuant to the terms of such plans. Also includes 15,500 shares held by the Ryan Family Foundation, as to which shares Mr. Ryan shares voting and dispositive power but in which he has no pecuniary interest.

(j)	Includes 159,000 shares that may be acquired upon the exercise of Exercisable Options, 40,000 shares as to which Mr. Schaub shares voting and dispositive power with his wife, 100,000 shares held by the Sunrise Investment Partners II, LP, of which Mr. Schaub is general partner and a limited partner, 38,000 shares held by The Schaub Foundation, as to which shares Mr. Schaub shares voting and dispositive power but in which he has no pecuniary interest and 1,704 shares owned by Mr. Schaub’s wife and 7,175 shares acquired pursuant to Company benefit plans, as to which shares Mr. Schaub has sole voting power but as to which disposition is restricted pursuant to the terms of such plans.

(k)	Includes 730,428 shares that may be acquired upon the exercise of Exercisable Options, 409,173 shares acquired pursuant to Company benefit plans, as to which shares Mr. Waddell has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 1,195,060 shares as to which Mr. Waddell shares voting and dispositive power with his wife.

(l)	Includes 656,500 shares that may be acquired upon the exercise of Exercisable Options, 294,276 shares that were acquired pursuant to company benefit plans, as to which shares Mr. Gentzkow has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, and 619,007 shares as to which Mr. Gentzkow shares voting and dispositive power with his wife.

(m)	Includes 338,450 shares that may be acquired upon the exercise of Exercisable Options, 90,809 shares acquired pursuant to Company benefit plans, as to which shares Mr. Glass has sole voting power but as to which disposition is restricted pursuant to the terms of such plans, 239,635 shares as to which Mr. Glass shares voting and dispositive power with his wife and 1,500 shares held by Mr. Glass’s children.

(n)	Includes 127,545 shares that may be acquired upon the exercise of Exercisable Options, 67,308 shares acquired pursuant to Company benefit plans, as to which shares Mr. Buckley has sole voting power but as to which shares disposition is restricted pursuant to the terms of such plans and 31,046 shares as to which Mr. Buckley shares voting and dispositive power with his wife.

(o)	Includes 45,929 shares that may be acquired upon the exercise of Exercisable Options, 84,924 shares acquired pursuant to Company benefit plans, as to which shares Mr. Karel has sole voting power but as to which disposition is restricted pursuant to the terms of such plans and 225,973 shares as to which Mr. Karel shares voting and dispositive power with his wife.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that setting compensation at levels designed to attract and retain key individuals is critical to the success of a personal services business in which there are few tangible assets and in which people represent the true “assets” of the Company. The Committee is also mindful of the fact that the Company’s industry is fractured with a myriad of private firms owned by entrepreneurial individuals or financed by private equity firms representing the Company’s most effective competition in many markets. Successful competitors generate large financial rewards to the owners as the Company knows from its acquisitions of such firms over the years. It is imperative that the Company’s compensation program provide significant cash and equity incentives to its key managers so as to compete with both public and private companies for this talent and the Committee believes the Company’s compensation program achieves this result.

The Committee believes that the Company has an outstanding management team which has produced excellent returns since the inception of the Company’s current business in 1986. The Company’s management has been stable for two decades: five of the executive officers (Messrs. Messmer, Waddell, Gentzkow, Glass & Karel), have been with the Company since the 1980s. Mr. Messmer negotiated the purchase of Robert Half Incorporated, the predecessor to the Company, in 1986 and has been responsible for recruiting the management team with which he has directed the growth of the Company ever since that time. This includes the formation of Protiviti, which in fewer than five years has grown from revenues of $18 million in its first full quarter of operation to more than $550 million of annual revenues in 2007. The annual revenues of Robert Half Incorporated at the time of its purchase in 1986 were approximately $7 million. In fiscal 2007, the Company’s revenues were approximately $4.6 billion.

In the opinion of the Compensation Committee, the Company is fortunate to have an outstanding management team that possesses not only considerable management talent, but also great entrepreneurial vision as demonstrated by a series of highly successful new divisions added to the Company’s business since 1991, including the aforementioned Protiviti subsidiary. The Committee’s view is that, as a personal services business, it is in the Company’s long term best interest to be known as an organization offering the opportunity to achieve superior remuneration in the industry. The Company believes the vast majority of such remuneration should be contingent on achieving outstanding results and, indeed, makes bonuses subject to achievement of goals the Committee sets and, further, makes annual grants of equity incentives subject to partial or total forfeiture subject to achievement of goals set by the Committee. The Compensation Committee’s policy to provide the opportunity for top level compensation and incentives for extraordinary results has been essentially unchanged for many years, and it is believed that the success of this policy is reflected by the superior results that management has achieved for the Company. Indeed, 2007 was one of the most successful years in the Company’s history, as indicated by the following:

1.	Revenues for 2007 were a record $4.6 billion, an increase of 16% over 2006.

2.	Earnings per share for 2007 were a record $1.81, as compared with $1.65 for 2006.

3.	Over the past five years, revenues grew at a compound annual growth rate of 20% and return on equity averaged 22% per year, reaching 29% in 2007. Nearly all of this growth was organic.

4.	The Company continued to generate strong cash flow from operations and ended the year with $310 million in cash and cash equivalents.

5.	Over the last five years, cash flow from operations was $1.4 billion which funded $1.2 billion of stock repurchases and $200 million of dividends.

Each component of compensation is determined by the Compensation Committee. It should be noted that the Company’s five outside directors (including the three members of the Compensation Committee) have also been with the Company since the 1980s. The Compensation Committee determines what changes, if any, should be made to continuing arrangements, such as base salaries and fringe benefits. When determining compensation for the coming year, the Compensation Committee reviews (a) the Company’s results for the prior year, (b) the issues that will confront the Company in the coming year and (c) such other information it deems appropriate.

Based on such long term experience and the historical success of the Compensation Committee’s philosophy, the Compensation Committee has not recently retained a compensation consultant nor does it benchmark against a specific peer group, however, it does, from time to time, consider executive compensation at other companies. After such review, it makes its ultimate determinations based upon its evaluation of such information and its long term experience with the Company. While the Compensation Committee receives input from the Chief Executive Officer and Chief Financial Officer and discusses compensation with them, the ultimate decision regarding compensation is solely at the discretion of the Committee. While the Compensation Committee is responsible for executive officers’ compensation, the philosophy of providing the opportunity for superior remuneration for superior long term performance is applied to all of the Company’s professionals. The Company believes its long term success is due to its ability to attract top talent capable of superior performance and that the Company’s compensation practices are an important element in the Company’s continuing ability to attract top talent.

As part of its effort to emphasize performance based compensation, the Compensation Committee has set base salaries at levels it considers modest and which, in the case of Messrs. Messmer and Waddell, have been at their current levels since 1998. The Committee instead heavily weights remuneration toward performance-based compensation. An examination of the Summary Compensation Table will show that the vast majority of each executive’s compensation consists of restricted share awards under the Stock Incentive Plan and cash payments earned under the Annual Performance Bonus Plan. (With respect to Messrs. Messmer and Waddell, less than 4% of compensation comes from base salary.) The discussion of these plans below, under the “Grants of Plan-Based Awards” table, shows that actual amounts paid are highly-contingent upon the achievement of positive results. Earnings per share has been chosen as the measurement factor with respect to both of these plans because the Compensation Committee believes it is directly linked to stockholder value.

As described below in the descriptions of the Stock Incentive Plan and the Annual Performance Bonus Plan that appear under the “Grants of Plan-Based Awards” table, each award under these plans is subject to reduction or elimination depending upon final earnings per share, and only the Annual Performance Bonus Plan permits the final award to be in excess of the target award (pursuant to a set formula in the event actual earnings per share exceed target earnings per share and subject to a cap). Such reductions have occurred in the past. When target earnings were not achieved in 2001 and 2002, a portion of the restricted stock awards under the predecessor of the Stock Incentive Plan (which had a similar performance condition) were forfeited and cash awards under the Annual Performance Bonus Plan were decreased. In 2007, the target earnings per share for purposes of these plans was set by the Compensation Committee at $1.96. The actual earnings per share for the year was $1.81. Pursuant to the formulas in these two plans (which formulas are not identical), cash awards under the Annual Performance Bonus Plan were decreased but there was no forfeiture with respect to restricted stock awards under the Stock Incentive Plan.

The Compensation Committee has also exercised negative discretion. When the target earnings per share was set with respect to the Stock Incentive Plan and the Annual Performance Bonus Plan for 2005, it was done on the assumption that certain proposed accounting rules that would negatively impact earnings per share would be adopted and made applicable during the year. When the accounting rules were not adopted, the result was an increase in earnings per share that had nothing to do with performance. At year end, the Compensation Committee made appropriate adjustment in the awards so that management would not receive a windfall from this non-performance related factor.

The emphasis on restricted share awards further ties management performance to the interests of stockholders. While earnings per share is used to determine how much of each contingent grant is earned, and time vesting schedules promote retention, the fact that the award is in the form of stock means that the ultimate value to management is directly tied to stockholder interest. Both management and stockholders benefit from positive stock price performance.

Following its customary practice, the Compensation Committee (a) made restricted stock grants to executive officers under the Stock Incentive Plan at its October 2007 meeting, (b) set target bonuses under the Annual Performance Bonus Plan at its February 2008 meeting and (c) adopted the same target earnings per share for both plans for 2008 at its February 2008 meeting. As is its customary practice, in setting the target earnings per share, the Compensation Committee considered the Company’s annual strategic plan, consensus Wall Street estimates and other items. The Committee adopts targets that it believes are realistically possible to achieve but not easily achieved. This view is borne out by the fact that, with respect to the last ten years, the annual target earnings per share set for compensation purposes was achieved five times and was not achieved five times.

The Company has not granted options to executive officers since October 2004. The Compensation Committee currently has no plans to make option grants in the future, but reserves the right to do so.

The Compensation Committee believes that awards under the Stock Incentive Plan and the Annual Performance Bonus Plan, considered in the context of each individual’s total compensation package and the conditions applicable to such awards, are at levels necessary to keep the current management team together so that they can continue to provide superior results to stockholders.

As indicated by the tables appearing below, in addition to the foregoing compensation, each executive also participates in non-tax-qualified deferred compensation arrangements. The Compensation Committee considers deferred compensation arrangements to be appropriate for a corporation of similar size to the Company, and, in light of the moderate salaries, long service and historical results of the management team, believes that the amounts have been set at reasonable levels, particularly in light of the fact that the Company does not have tax-qualified retirement arrangements for these executives. The Committee does not believe it is appropriate to offset these benefits by performance based compensation because these arrangements serve different purposes and both are at levels the Committee believes to be reasonable. A detailed description of how the deferred compensation arrangements operate is set forth below in the two paragraphs under the “2007 Nonqualified Deferred Compensation” table.

The Stock Incentive Plan and Annual Performance Bonus Plan have been drafted to comply with Section 162(m) of the Internal Revenue Code. Compensation in compliance with such Section is fully deductible for income tax purposes. The other components of compensation (base salary, retirement allocations and selected fringe benefits) are subject to the limitations of Section 162(m), which provides that any amounts above $1,000,000 paid in one year to certain executive officers is not tax deductible. In the past, such items have not exceeded $1,000,000 in one year for any individual, so there has been no limitation of tax deductibility.

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the executives. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not necessarily limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

Various agreements, as described elsewhere in this Proxy Statement, provide for severance benefits in the event of a termination of employment before or after a change in control. (See the discussion below in connection with the “Nonqualified Deferred Compensation” table and the discussion below under the heading “Employment Agreement and Potential Payments upon Termination or Change in Control.”) As indicated by such text, the triggering events and benefits vary among each such arrangement, plan or agreement. Such triggering events and benefits were selected by the Compensation Committee in the light of competitive conditions and customary practices at the time of their implementation and the Committee believes that they continue to be reasonable.

On May 8, 2003, the Board of Directors adopted a policy regarding minimum required ownership of shares by Executive Officers. In accordance with the policy, each person who was an Executive Officer on the date such policy was adopted is required to own such number of shares of the Company as is equal to six times his base salary on such date divided by the closing trading price of the Company’s Common Stock on such date. Each person who becomes an Executive Officer after May 8, 2003, is required to own, within five years of his election as such, such number of shares of the Company as is equal to six times his base salary at the time of election divided by the closing trading price of the Company’s Common Stock on the date of election. The policy defines owned shares as being such shares, other than unexercised stock options, as are required to be reported as owned by an Executive Officer in the Company’s Proxy Statement pursuant to Securities and Exchange Commission rules. Pursuant to such policy, Messrs. Messmer, Waddell, Gentzkow, Glass, Karel and Buckley are required to own 184,643, 93,201, 93,201, 72,099, 72,099 and 56,578 shares, respectively. The actual number of shares owned as of February 29, 2008, by each of the executive officers for purposes of such policy significantly exceeded the required amount.

COMPENSATION TABLES

2007 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(a)	Option Awards(b)	Non-Equity Incentive Plan Compensation(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(d)	All Other Compensation(e)	Total
Harold M. Messmer, Jr.	2007	$525,000	$0	$7,848,461	$0	$6,339,334	$173,696	$519,782	$15,406,273
Chairman and Chief Executive Officer	2006	$525,000	$0	$5,931,257	$0	$5,768,417	$11,093	$806,099	$13,041,866

M. Keith Waddell	2007	$265,000	$0	$4,864,853	$624,325	$3,173,586	$14,027	$670,611	$9,612,402
Vice Chairman, President and Chief Financial Officer	2006	$265,000	$0	$3,327,911	$1,189,347	$2,887,774	$1,215	$628,624	$8,299,871

Paul F. Gentzkow	2007	$265,000	$0	$3,591,023	$528,601	$2,856,227	$11,340	$581,612	$7,833,803
President and Chief Operating Officer-Staffing Services	2006	$265,000	$0	$2,529,854	$1,005,109	$2,598,996	$965	$530,950	$6,930,874

Robert W. Glass	2007	$245,000	$0	$1,085,418	$108,848	$899,182	$5,634	$225,986	$2,570,068
Executive Vice President, Corporate Development	2006	$205,000	$0	$747,151	$204,152	$818,202	$502	$212,665	$2,187,672

Michael C. Buckley	2007	$265,000	$0	$804,471	$132,040	$711,095	$1,165	$184,138	$2,097,909
Executive Vice President, Chief Administrative Officer and Treasurer	2006	$205,000	$0	$496,599	$189,932	$567,929	$72	$153,937	$1,613,469

(a)	The numbers in the table are the amounts expensed in that year in the Company’s financial statements, and relate to restricted shares granted in that year and in prior years. For each individual, the total market value on the day of grant of restricted shares granted in 2007 was the same as the total market value on the day of grant of restricted shares granted in 2006. The higher amounts indicated in the table for 2007 are due primarily to the accounting effects of SFAS 123(R), which was adopted in 2006. Reference is made to Notes A and K in Item 8 of the Company’s Annual Reports on Form 10-K for the Fiscal Years Ended December 31, 2007 and 2006, for a discussion of how the grants were valued.

(b)	The amounts shown represent the amounts expensed in the Company’s financial statements for options granted in 2003 and 2004. No options have been granted to executive officers since October 2004. Reference is made to Notes A and K in Items 8 of the Company’s Annual Reports on Form 10-K for the Fiscal Years Ended December 31, 2007 and 2006, for a discussion of how the grants were valued.

(c)	Consists of cash payments made under the Annual Performance Bonus Plan, as described below the Grants of Plan-Based Awards Table.

(d)	Consists of above-market interest on nonqualified deferred compensation plans determined in accordance with applicable regulations. See the Nonqualified Deferred Compensation Table below for further information.

(e)	The amounts in this column consist of the following: (i) $274,573, $515,788, $468,184, $171,627 and $146,414 allocated for the benefit of Messrs. Messmer, Waddell, Gentzkow, Glass and Buckley, respectively, pursuant to defined contribution plans, as described in the Nonqualified Deferred Compensation table, (ii) $245,209, $154,823, $113,428, $34,498 and $25,193 paid to Messrs. Messmer, Waddell, Gentzkow, Glass and Buckley, respectively, as dividends on unvested restricted shares (unvested restricted shares receive the same dividends as ordinary outstanding shares), and (iii) $19,861 and $12,531 for Messrs. Glass and Buckley, respectively, with respect to their purchase of the company cars formerly used by them under the discontinued company car program.

2007 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Harold M. Messmer, Jr.	n/a	$0	$6,864,466	$9,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
M. Keith Waddell	n/a	$0	$3,436,476	$6,872,952	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Paul F. Gentzkow	n/a	$0	$3,092,828	$6,185,656	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Robert W. Glass	n/a	$0	$973,668	$1,947,336	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Michael C. Buckley	n/a	$0	$770,000	$1,540,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Harold M. Messmer, Jr.	10/31/07	n/a	n/a	n/a	0	244,515	244,515	0	0	n/a	$7,357,456
M. Keith Waddell	10/31/07	n/a	n/a	n/a	0	166,986	166,986	0	0	n/a	$5,024,609
Paul F. Gentzkow	10/31/07	n/a	n/a	n/a	0	119,276	119,276	0	0	n/a	$3,589,015
Robert W. Glass	10/31/07	n/a	n/a	n/a	0	36,975	36,975	0	0	n/a	$1,112,578
Michael C. Buckley	10/31/07	n/a	n/a	n/a	0	27,433	27,433	0	0	n/a	$825,459

Stock awards consist of restricted share grants made pursuant to the Stock Incentive Plan, which was approved by the stockholders in 2005. Each of these grants is subject to both a performance condition and a time vesting condition. The performance condition provides that all or portion of the award will be forfeited if actual diluted earnings per share for 2008 do not equal or exceed a specified target that has been established by the Compensation Committee. (The award may not be increased, even if actual diluted earnings per share exceed the target). Whether or not all or a portion of the award will be forfeited is determined by a mathematical formula specified in the plan that compares actual diluted earnings per share to the target diluted earnings per share. No discretion is involved in the application of this formula. The 2008 earnings per share target is confidential. In setting the target, the Compensation Committee considered the Company’s annual strategic plan, consensus Wall Street estimates and other items. Similar factors were considered in establishing the targets for previous grants. The time vesting provides for the vesting of 50% of the grant on each of January 3, 2010, and January 3, 2012, subject to the performance condition. Notwithstanding the foregoing, each grant will vest upon the recipient’s death, termination due to total and permanent disability, or the occurrence of a Change in Control (see Appendix A for a definition of this term). Such shares are entitled to receive any dividends that may be declared from time to time with respect to the Company’s outstanding shares.

Non-equity awards consist of an annual cash bonus opportunity pursuant to the Annual Performance Bonus Plan, which was approved by stockholders in 2005. The target bonus amount is set by the Compensation Committee, which also adopts a target diluted earnings per share. Under the plan, each individual’s actual bonus will vary from his target bonus in direct proportion to the variation between the actual diluted earnings per share and the target diluted earnings per share. However, no bonus can exceed the lesser of twice the target bonus or $9,000,000, and no bonus at all is paid if actual diluted earnings per share are less than 50% of target. The Compensation Committee has the discretion to reduce any bonus that would otherwise exceed the target to an amount not less than the target, but has no discretion to increase any bonus above the amount that would be determined by the formula. The measurement period for the grants appearing in the table was the 2007 calendar year (which is also the Company’s fiscal year), so the actual final bonuses pursuant to this plan have been determined and are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. For such year, the target earnings per share was $1.96 and the actual earnings per share was $1.81. The ratio of actual final bonuses for 2007 to the actual final bonuses for 2006 was the same as the ratio of actual earnings per share for 2007 to the actual earnings per share for 2006.

Outstanding Equity Awards at Fiscal Year-End 2007

Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(c)
	Exercisable	Unexercisable
Harold M. Messmer, Jr.	85,250	0	0	$14.2813	01/01/10	(a)	346,893	(d)	$9,379,987	449,515	(e)	$12,154,886
	852,508	0	0	$14.2813	01/02/10	(a)
	571,410	0	0	$22.5625	01/23/11	(a)
	571,410	0	0	$16.9500	10/30/12	(a)
	249,433	0	0	$22.8500	10/22/13	(a)
	75,000	25,000	0	$26.5600	10/28/14	(b)

M. Keith Waddell	323,476	0	0	$20.9375	01/05/09	(a)	205,310	(f)	$5,551,582	306,986	(g)	$8,300,901
	391,300	0	0	$14.2813	01/02/10	(a)
	262,171	0	0	$22.5625	01/23/11	(a)
	262,171	0	0	$16.9500	10/30/12	(a)
	131,086	0	0	$22.8500	10/22/13	(a)
	75,000	25,000	0	$26.5600	10/28/14	(b)

Paul F. Gentzkow	110,000	0	0	$12.3438	7/20/09	(a)	153,750	(h)	$4,157,400	219,276	(i)	$5,929,223
	33,000	0	0	$14.2813	12/31/09	(a)
	330,000	0	0	$14.2813	12/31/09	(a)
	221,100	0	0	$22.5625	01/23/11	(a)
	40,000	0	0	$23.6500	02/23/11	(a)
	221,100	0	0	$16.9500	10/30/12	(a)
	110,500	0	0	$22.8500	10/22/13	(a)
	63,750	21,250	0	$26.5600	10/28/14	(b)

Robert W. Glass	10,000	0	0	$26.3750	05/06/08	(a)	46,001	(j)	$1,243,867	67,975	(k)	$1,838,044
	66,000	0	0	$19.3125	12/23/08	(a)
	3,200	0	0	$22.2500	01/01/09	(a)
	22,000	0	0	$12.3438	07/20/09	(a)
	37,400	0	0	$10.4063	10/18/09	(a)
	9,800	0	0	$14.2813	01/01/10	(a)
	66,000	0	0	$14.2813	01/02/10	(a)
	44,220	0	0	$22.5625	01/23/11	(a)
	44,220	0	0	$16.9500	10/30/12	(a)
	22,110	0	0	$22.8500	10/22/13	(a)
	13,500	4,500	0	$26.5600	10/28/14	(b)

Michael C. Buckley	2,000	0	0	$19.3125	12/23/08	(a)	33,125	(l)	$895,700	50,433	(m)	$1,363,708
	1,300	0	0	$22.2500	12/31/08	(a)
	6,000	0	0	$11.9375	04/30/09	(a)
	4,000	0	0	$12.3438	07/20/09	(a)
	2,000	0	0	$10.4063	10/18/09	(a)
	4,000	0	0	$12.6875	01/18/10	(a)
	20,000	0	0	$22.5625	01/23/11	(a)
	5,000	0	0	$20.5100	04/03/11	(a)
	20,000	0	0	$21.1700	11/01/11	(a)
	600	0	0	$19.9500	07/31/12	(a)
	25,000	0	0	$16.1100	12/31/12	(a)
	1,545	0	0	$15.1600	01/31/13	(a)
	600	0	0	$21.7100	07/31/13	(a)
	22,000	0	0	$28.0000	07/28/14	(a)
	13,500	4,500	0	$26.5600	10/28/14	(b)

(a)	Each of such options is currently fully vested.

(b)	Such option vests as to 25% of the shares covered thereby on each of October 28, 2005, October 28, 2006, October 28, 2007 and October 28, 2008.

(c)	The market value of unvested stock awards was calculated by valuing each share at $27.04, which was the closing price of the Company’s Common Stock on the New York Stock Exchange on the last trading day of 2007.

(d)	Of such shares, 181,262 vested on January 3, 2008, 115,631 vest on January 3, 2009, and 50,000 vest on January 3, 2010.

(e)	Of such shares, 102,500 vest on January 3, 2009, 122,257 vest on January 3, 2010, 102,500 vest on January 3, 2011, and 122,258 vest on January 3, 2012.

(f)	Of such shares, 103,123 vested on January 3, 2008, 68,437 vest on January 3, 2009, and 33,750 vest on January 3, 2010.

(g)	Of such shares, 70,000 vest on January 3, 2009, 83,493 vest on January 3, 2010, 70,000 vest on January 3, 2011, and 83,493 vest on January 3, 2012.

(h)	Of such shares, 78,750 vested on January 3, 2008, 51,250 vest on January 3, 2009, and 23,750 vest on January 3, 2010.

(i)	Of such shares, 50,000 vest on January 3, 2009, 59,638 vest on January 3, 2010, 50,000 vest on January 3, 2011, and 59,638 vest on January 3, 2012.

(j)	Of such shares, 23,167 vested on January 3, 2008, 15,334 vest on January 3, 2009, and 7,500 vest on January 3, 2010.

(k)	Of such shares, 15,500 vest on January 3, 2009, 18,487 vest on January 3, 2010, 15,500 vest on January 3, 2011, and 18,488 vest on January 3, 2012.

(l)	Of such shares, 12,500 vested on January 3, 2008, 3,750 vested on February 15, 2008, 11,250 vest on January 3, 2009, and 5,625 vest on January 3, 2010.

(m)	Of such shares, 11,500 vest on January 3, 2009, 13,716 vest on January 3, 2010, 11,500 vest on January 3, 2011, and 13,717 vest on January 3, 2012.

Option Exercises and Stock Vested in 2007

Name	Number of Shares Acquired on Exercise(a)	Value Realized on Exercise(b)	Number of Shares Acquired on Vesting	Value Realized on Vesting
Harold M. Messmer, Jr.	665,462	$11,322,881	244,741	$9,584,319
M. Keith Waddell	323,476	$4,861,424	132,259	$5,193,604
Paul F. Gentzkow	341,498	$5,087,841	101,850	$3,994,763
Robert W. Glass	43,200	$449,600	29,746	$1,167,888
Michael C. Buckley	0	$0	18,000	$722,814

(a)	Each of such options was granted in 1997, 1998, or 1999 at 100% of the fair market value, was due to expire on the tenth anniversary of the grant date and was approaching its expiration.

(b)	Messrs. Messmer, Waddell and Gentzkow did not sell any of the acquired shares on the open market. Each of them surrendered enough shares to the Company to pay the exercise price and the taxes resulting from exercise (as permitted pursuant to the terms of the plan under which the options were granted) and retained the remainder of the shares.

2007 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Harold M. Messmer, Jr.	$0	$274,573	$3,321,206	$0	$56,661,573
M. Keith Waddell	$0	$515,788	$223,696	$0	$4,430,835
Paul F. Gentzkow	$0	$468,184	$180,837	$0	$3,633,136
Robert W. Glass	$0	$171,627	$89,853	$0	$1,744,202
Michael C. Buckley	$0	$146,414	$18,585	$0	$471,687

Registrant Contributions for Mr. Messmer are allocated pursuant to the Deferred Compensation Plan. Under the Deferred Compensation Plan, the amount allocated each year to Mr. Messmer is between 3% and 10% of the sum of Mr. Messmer’s base salary and cash bonus (pursuant to the Annual Performance Bonus Plan), depending upon how actual earnings per share for the year compare to the target set by the Board. Accrued amounts earn interest quarterly at a rate equal to the 10+ Year High Quality yield in the Merrill Lynch Bond Index. For 2007, the quarterly interest rates were 5.94%, 6.24%, 6.19% and 6.14%, respectively. The corresponding 120% long-term quarterly applicable federal rates were 5.90%, 5.78%, 6.00% and 5.56%, respectively. The Deferred Compensation Plan provides that all amounts become fully vested after seven years of service, so all amounts in the table for Mr. Messmer are fully vested. All vested amounts are paid following disability or termination of employment for any reason. As noted previously in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, from 1985 through 2006, Mr. Messmer had a defined benefit retirement arrangement that was terminated and the value of which ($48,981,459) was transferred to the Deferred Compensation Plan in 2006.

Registrant Contributions for Messrs. Waddell, Gentzkow, Glass and Buckley are allocated pursuant to the Senior Executive Retirement Plan, which was established effective December 31, 1995. Under the Senior Executive Retirement Plan, the amount allocated each year for an executive is 15% of the sum of his base salary and cash bonus (pursuant to the Annual Performance Bonus Plan). Accrued amounts earn interest at a rate equal to Moody’s Corporate Bond Yield Average. For 2007, this interest rate was 6.06% and the corresponding 120% long-term annual applicable federal rate was 5.68%. All allocations are subject to a vesting schedule, which provides that no amount is vested until ten years of service. After ten years of service, the amount vested is 50% plus 4 1/6% for each year over age 50, with 100% vesting thus occurring at age 62. Vested accrued amounts are paid following termination of employment. Prior to January 1, 1996, Messrs. Waddell, Gentzkow and Glass participated in the Deferred Compensation Plan. Contributions made prior to such date continue to earn interest as provided by the Deferred Compensation Plan. Of the aggregate balances shown in the table, $2,039,004, $1,422,766, $761,875 and $235,844 were unvested as of December 31, 2007, for Messrs. Waddell, Gentzkow, Glass and Buckley, respectively. All vested amounts are paid following disability or termination of employment for any reason. Pursuant to the Senior Executive Retirement Plan and resolutions adopted by the Compensation Committee in 1995, in the event of a Change in Control (see Appendix A for a definition of this term), there shall be allocated to Mr. Waddell’s account an amount equal to the product of (a) the number of whole years remaining until the Mr. Waddell attains age 62 (11 years as of December 31, 2007) and (b) the last annual allocation for Mr. Waddell made under the Senior Executive Retirement Plan. After such Change in Control allocation has been made, each subsequent annual allocation under the Senior Executive Retirement Plan for Mr. Waddell following the Change in Control and prior to his 62nd birthday shall be reduced by an amount equal to the last annual allocation made to Mr. Waddell prior to the Change in Control.

Employment Agreement and Potential Payments upon Termination or Change in Control

Harold M. Messmer, Jr., Chairman of the Board and Chief Executive Officer, has an employment agreement with the Company terminating December 31, 2011. (The Employment Agreement was first entered into in 1985 and has been amended at various times since then. The most recent amendment relating to compensation was effective January 1, 2000.) Under the current terms of the employment agreement, Mr. Messmer will receive a base annual salary of not less than $525,000 and is entitled to receive certain benefits, including life insurance and tax planning. (Mr. Messmer waived these benefits for 2007.) In the event the employment of Mr. Messmer is terminated (a) involuntarily other than for Cause (see Appendix A for a definition of this term), (b) by reason of a constructive termination of Mr. Messmer’s employment resulting from a material breach of the employment agreement by the Company, or (c) voluntarily within one year following a Change in Control of the Company (see Appendix A for a definition of this term), he is entitled to receive severance compensation. The amount of such severance compensation shall be, at Mr. Messmer’s election, either (i) an annual payment, through the stated expiration date of his agreement, equal to the sum of his base salary, at the rate in effect on the date of termination, and an amount equal to his bonus for the calendar year prior to termination (including any bonus pursuant to the Annual Performance Bonus Plan), or (ii) the present value of such payments. If Mr. Messmer’s employment is terminated by reason of death or disability, he or his estate will receive only 75% of his base salary through the termination date of the agreement and will not receive any amount in lieu of bonus. If Mr. Messmer’s employment terminates other than for Cause, he and his wife will each continue thereafter to participate in the Company’s healthcare plan for its employees, at Company expense, until his or her death. For one year following termination, Mr. Messmer is prohibited from competing with the Company’s personnel services business, employing any officer of the Company or soliciting any officer of the Company to leave the Company. Since 1990, the terms of the employment agreement have provided that it automatically renew on each December 31 for an additional year without further action by the Company or Mr. Messmer and without formal amendment.

Severance Agreements have been entered into with Messrs. Messmer, Waddell, Gentzkow and Glass. (The Severance Agreements with Messrs. Messmer, Waddell and Glass were first entered into in 1990 and were amended and restated effective January 1, 2000. Previous agreements with Mr. Gentzkow entered into in 1991 and 1995 were largely superseded by the Severance Agreement the Company entered into with him in 2000.) Each Severance Agreement provides that the employee will be paid 24 months base salary (36 months if the employee has served as a director) if his employment is terminated (a) without Cause (see Appendix A for a definition of this term), (b) voluntarily by the employee following a reduction by more than 5% of the employee’s base salary per month or (c) voluntarily by the employee following a request by the Company that the employee relocate more than 50 miles away from the current location of the principal executive offices of the Company. The terminated employee will also receive a pro rata share of any bonus he would otherwise have received pursuant to any bonus plan if his employment had not been terminated, such amount to be paid when bonuses are generally paid pursuant to the plan. However, if the termination occurs within one year following a Change in Control of the Company (see Appendix A for a definition of this term), then in lieu of the foregoing bonus payment the employee will receive monthly payments equal to  1/12 of the prior year’s bonus for 24 months (36 months if the employee has served as a director). At the discretion of the Company, such salary and bonus payments may be paid in a lump sum rather than over time. Notwithstanding the foregoing, no individual shall receive salary and bonus payments under both his Severance Agreement and any other agreement. Instead, only the greater of such benefits provided by either agreement shall be paid. On the termination date, any unvested stock or options would become fully vested, as would any amounts accrued for the employee’s benefit under the Senior Executive Retirement Plan. During the foregoing 24 or 36 month period, as applicable, the individual will continue to receive all employee benefits in effect on the termination date, including, but not limited to, medical and life insurance payments. In addition, if the employee has served as a director, the foregoing benefits will be provided in the event of any voluntary termination within one year following a Change in Control. The Agreements also provide that if the individual has served as a director, then any termination of his employment (other than a termination by the Company for Cause) after the conclusion of the year in which his 53rd birthday occurs will entitle him and his wife to each continue to participate in the Company’s healthcare plan for its employees, at Company expense, until his or her death.

The Company has entered into Part-Time Employment Agreements with each of Messrs. Messmer, Waddell, Gentzkow and Glass. (The Part-Time Employment Agreements were entered into in 2001 and supersede Consulting Agreements originally entered into effective January 1, 1999.) Each Agreement provides that the employee will be retained as a part-time employee for a four year period following retirement. The individual will provide advice and counsel as requested during the part-time employment period and will be prohibited from competing with the Company’s staffing services business or soliciting any employee to leave the Company during that period. In return, the individual will receive annual compensation during the part-time employment equal to 8% of the total cash base salary and bonus (including any bonus pursuant to the Annual Performance Bonus Plan) paid during the last complete calendar year prior to retirement, and stock option and restricted stock awards made prior to retirement will remain outstanding and continue to vest in accordance with their original vesting schedules. For purposes of the Agreements, retirement is defined to be any termination by the employee of his employment subsequent to the later of age 55 or 20 years of service. Mr. Messmer is eligible for retirement under this provision.

In 1996, the Company adopted an Excise Tax Restoration Agreement covering the current directors (Messrs. Berwick, Furth, Gibbons, Messmer, Ryan, Schaub and Waddell) and Messrs. Gentzkow, Glass and Karel. If any such individual becomes subject to such a tax in connection with a change of control, he will receive a cash payment equal to the sum of the excise tax due, in addition to an amount necessary to restore him to the same after-tax position as if no excise tax had been imposed.

The Stock Incentive Plan, pursuant to which all equity grants to executive officers subsequent to October 2004 have been made, provides that any award held by an executive officer will vest upon (a) such individual’s death or disability or (b) a Change in Control of the Company (see Appendix A for a definition of this term). Additionally, any stock option held under such plan by an executive officer will vest (and remain outstanding for its original term) upon his retirement after the later of age 55 or 20 years of service. Mr. Messmer is eligible for retirement under this provision. Options that vest for one of the foregoing reasons will remain outstanding until their normal expiration date. For more details regarding the Stock Incentive Plan, see the discussion below the “Grants of Plan-Based Awards” table.

All restricted stock and option awards to executive officers prior to 2005 that are still outstanding were made pursuant to the Equity Incentive Plan, which was terminated in 2005. The Equity Incentive Plan or the award agreements thereunder provide that any restricted stock or option award held by an executive officer will vest upon (a) such individual’s death or disability, or (b) a Change in Control of the Company (see Appendix A for a definition of this term). Options that vest for one of the foregoing reasons will remain outstanding until their normal expiration date.

The Annual Performance Bonus Plan, pursuant to which performance-based cash bonuses are paid to executive officers, provides for a pro-rated bonus to be paid to the estate of any executive officer in the event of his death during the year. For more details regarding the Annual Performance Bonus Plan, see the discussion below the “Grants of Plan-Based Awards” table.

The Deferred Compensation Plan and the Senior Executive Retirement Plan each provide that all vested amounts will be paid following disability or termination of employment for any reason. For more details regarding these two plans, see the discussion below the “Nonqualified Deferred Compensation” table.

Payments in the Event of Various Circumstances

Set forth below is information regarding amounts that would have been payable to each of the executive officers pursuant to the arrangements described herein under the assumption that various circumstances had occurred on December 31, 2007.

Depending upon the circumstances surrounding separation, the individual may be entitled to receive one or more of the following benefits: (a) immediate vesting of then-unvested stock option and restricted stock awards, (b) then-unvested stock option and restricted stock awards would remain outstanding, subject to their existing vesting schedule, (c) allocation of additional amounts under the Senior Executive Retirement Plan, (d) immediate vesting of then-unvested amounts under the Senior Executive Retirement Plan, (e) payout of amounts allocated under the Senior Executive Retirement Plan, (f) salary continuation for a specified period or a lump sum payment whose calculation is based on salary, (g) bonus continuation for a specified period or a lump sum payment whose calculation is based on bonus, (h) retention as a part-time employee (with payment of compensation) for a specified period, (i) continued participation in Company medical plans and payment of other medical expenses until death, or (j) continued payment of life insurance and other miscellaneous benefits for a specified period. Such benefits would be provided pursuant to the Senior Executive Retirement Plan or one or more of the plans or agreements described above under the heading “Employment Agreement and Potential Payments upon Termination or Change in Control.”

The amounts that actually would be payable if any such event occurs in the future would be different than those set forth below (which, as stated above, are calculated under the assumption that the event occurred on December 31, 2007) because such payments are contingent upon various factors at the time of the occurrence of the assumed event, including, but not limited to, one or more of the following: (1) each individual’s then current salary and non-equity award potential, (2) each individual’s salary and non-equity award for the preceding fiscal year, (3) the amount and nature of unvested equity awards held by the individual, (4) the trading price of the Company’s stock, (5) the then current level of fringe benefits and other items, (6) the individual’s age or years of service with the Company and (7) the date of termination, including, but not limited to, where the date of termination falls within the fiscal year or the measurement period for a specific grant. For further information regarding the impact of these factors, see the discussion above regarding the Senior Executive Retirement Plan and the discussion under the heading “Employment Agreement and Potential Payments upon Termination or Change in Control.”

The following table sets forth, for each individual and each possible benefit (a) the value of each such benefit computed on the assumption a triggering event occurred on December 31, 2007, and (b) the circumstances for that individual under which payment of that benefit would be triggered. Note that the circumstances that trigger a specific benefit may be different for different individuals. As can be seen from the table, not all benefits are paid to an individual under all circumstances. Therefore, no useful information would be obtained by summing the items in any column. For information regarding the total amount payable to any individual upon the occurrence of a specific event, see the table appearing in the next subsection.

Value of Specified Severance or Change in Control Benefits

	Harold M. Messmer, Jr.	Triggering Events (see footnotes for explanation)	M. Keith Waddell	Triggering Events (see footnotes for explanation)	Paul F. Gentzkow	Triggering Events (see footnotes for explanation)	Robert W. Glass	Triggering Events (see footnotes for explanation)	Michael C. Buckley	Triggering Events (see footnotes for explanation)
Restricted Stock Vesting or Remaining Outstanding	$21,534,872	a,b,c,d,e,f	$13,852,484	b,c,d,e,f	$10,086,623	b,c,d,e,f	$3,081,911	b,c,d,e,f	$2,259,408	b,d,e,f
Stock Option Vesting or Remaining Outstanding	$12,000	a,b,c,d,e,f	$12,000	b,c,d,e,f	$10,200	b,c,d,e,f	$2,160	b,c,d,e,f	$2,160	b,d,e,f
Senior Executive Retirement Plan Vesting	n/a		$2,039,004	c,d,e,f	$1,422,766	c,d,e,f	$761,875	c,d,e,f	$235,844	d,e,f
Senior Executive Retirement Plan Change in Control Allocation	n/a		$5,673,668	d,e,f	n/a		n/a		n/a
Salary Continuation or Lump Sum in lieu Thereof	$2,100,000	c,e,f	$795,000	c,e,f	$530,000	c,e	$490,000	c,e	n/a
Bonus Continuation or Lump Sum in lieu Thereof	$25,357,336	c,e,f	$9,520,758	e,f	$5,712,454	e	$1,798,364	e	n/a
Partial Salary Continuation	$1,575,000	b	n/a		n/a		n/a		n/a
Consulting Fees	$2,196,587	a,f	n/a		n/a		n/a		n/a
Life Insurance and Miscellaneous Benefits	$39,233	c,e,f	$15,239	c,e,f	$10,159	c,e	$5,023	c,e	n/a
Post Termination Health Care Benefits	$143,642	a,b,c,e,f	$35,120	c,e,f	$23,413	c,e	$22,008	c,e	n/a

a	— Voluntary Resignation or Retirement in the Absence of a Prior Change in Control

b	— Termination by Reason of Death or Disability

c	— Termination without Cause in the Absence of a Prior Change in Control

d	— Change in Control with No Subsequent Termination

e	— Change in Control Followed by an Involuntary Termination without Cause

f	— Change in Control Followed by a Resignation or Retirement within One Year Thereafter

Total Amounts under Specified Circumstances

The table below sets forth the total amounts of the benefits that would be provided to each individual in the event of the various circumstances described in the table. Each of the situations described in the table is a separate and complete alternative situation, and each line item sets forth the total amount payable in that alternative. The different line items are not cumulative and should not be added. They are mutually exclusive alternative scenarios. In all circumstances, each individual would also be entitled, in addition to the amounts set forth below, to receive his then vested account under the Deferred Compensation Plan or the Senior Executive Retirement Plan. These vested amounts are set forth above in the “Nonqualified Deferred Compensation” table. All amounts are calculated on the assumption that the event occurred on December 31, 2007.

Total Benefits Payable Under Various Circumstances

	Harold M. Messmer, Jr.	M. Keith Waddell	Paul F. Gentzkow	Robert W. Glass	Michael C. Buckley
Alternative 1—Voluntary Resignation or Retirement in the Absence of a Prior Change in Control	$23,887,101(a)	$0	$0	$0	$0
Alternative 2—Termination by Reason of Death or Disability	$23,265,514	$13,864,484	$10,096,823	$3,084,071	$2,261,568
Alternative 3—Termination without Cause in the Absence of a Prior Change in Control	$49,187,083	$16,748,847	$12,083,161	$4,362,977	$0
Alternative 4—Change in Control with No Subsequent Termination	$21,546,872	$21,577,156	$11,519,589	$3,845,946	$2,497,412
Alternative 5—Change in Control Followed by an Involuntary Termination without Cause	$49,187,083	$31,943,273	$17,795,615	$6,161,341	$2,497,412
Alternative 6—Change in Control Followed by a Resignation or Retirement within One Year Thereafter	$51,383,670	$31,943,273	$11,519,589	$3,845,946	$2,497,412

(a)	This number consists of $21,534,872 of restricted stock that would remain outstanding subject to continued vesting requirements, $12,000 of stock options that would remain outstanding subject to continued vesting requirements, and $2,196,587 of consulting fees paid over four years for four years of consulting services. Such amounts are subject to forfeiture if Mr. Messmer does not fulfill the terms of his Part-Time Employment Agreement, which is described above under the heading “Employment Agreement and Potential Payments upon Termination or Change in Control”.

2007 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(a)	Option Awards(b)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(c)	Total
Andrew S. Berwick, Jr.	$65,000	$63,659	$0	$0	$0	$2,523	$131,182
Frederick P. Furth	$57,000	$63,659	$0	$0	$0	$2,523	$123,182
Edward W. Gibbons	$57,000	$63,659	$0	$0	$0	$2,523	$123,182
Thomas J. Ryan	$52,000	$63,659	$0	$0	$0	$2,523	$118,182
J. Stephen Schaub	$52,000	$63,659	$0	$0	$0	$2,523	$118,182

(a)	Consists of restricted shares granted under a stockholder approved plan. Reference is made to Notes A and K in Items 8 of the Company’s Annual Reports on Form 10-K for the Fiscal Years Ended December 31, 2006, and December 31, 2007, for a discussion of how the grants were valued. At December 31, 2007, each outside director held 7,175 restricted shares. The numbers in the table are the amounts expensed in that year in the Company’s financial statements, and relate to restricted shares granted in that year and in prior years. For each individual, the total market value on the day of grant of restricted shares granted in 2007 was the same as the total market value on the day of grant of restricted shares granted in 2006.

(b)	At December 31, 2007, each outside director held options for 168,000 shares.

(c)	Consists of dividends on unvested restricted shares. Unvested restricted shares receive the same dividends as ordinary outstanding shares

Cash fees for outside directors are as follows: (1) an annual fee of $40,000 for service on the Board, (2) a fee of $1,500 for each Board meeting attended, (3) a $3,000 annual fee for service on each of, as applicable, the Audit Committee, the Compensation Committee, and/or the Nominating and Governance Committee, (4) an additional annual fee of $10,000 for serving as Chairman of the Audit Committee and (5) an additional annual fee of $5,000 for serving as Chairman of the Compensation Committee or the Nominating and Governance Committee. All directors also receive reimbursement for travel and other expenses directly related to activities as directors.

On May 3, 2007, the date of the Company’s 2007 Annual Meeting of Stockholders, each of the outside directors received a grant of 4,400 shares of restricted stock under the Stock Incentive Plan. The closing price of the Company’s stock on the date of grant was $34.43 per share, so the grant date fair value of each award was $151,492. Each of these grants is subject to a time vesting condition which provides for the vesting of 25% of the grant on each of May 1, 2008, May 1, 2009, May 1, 2010 and May 1, 2011. Notwithstanding the foregoing, each grant will vest upon the recipient’s retirement (except under certain specified circumstances), death, termination due to total and permanent disability, or the occurrence of a Change in Control (see Appendix A for a definition of this term). Each of the current outside directors is eligible for retirement under the foregoing provision.

CORPORATE GOVERNANCE

Transactions with Related Persons

In 2007, there were no transactions with related persons of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission.

Policy Regarding Transactions with Related Persons

The Company’s policy with respect to related party transactions is that directors and officers are expected to report any transaction that the Company would be required to disclose pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K (a “Related-Party Transaction”) to the Nominating and Governance Committee. All such Related-Party Transactions shall be subject to the review and approval of the non-interested members of the Nominating and Governance Committee. In determining whether to approve any such transaction, the Nominating and Governance Committee will consider such factors as it deems relevant, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party. This policy is expressed in the Company’s Corporate Governance Guidelines, which guidelines are available at the Company’s website at www.rhi.com in the “Corporate Governance Section” under the “Investor Center” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of the Company’s knowledge, each of the directors and executive officers filed on a timely basis all forms required to be filed with respect to 2007 pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Code of Ethics

The Company has adopted a code of ethics applicable to the directors and to all employees, including, but not limited to, the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available at the Company’s website at www.rhi.com in the “Corporate Governance Section” under the “Investor Center” tab.

Director Independence

The Board of Directors has determined that each of the outside directors (Messrs. Berwick, Furth, Gibbons, Ryan and Schaub) has no material relationship with the Company and therefore is “independent” as defined by Section 303A of the Listed Company Manual of the New York Stock Exchange. In making such determination, the Board has adopted guidelines providing that any relationship with the Company shall be deemed to be not material if (a) the director meets the independence requirements set forth in Sections 303A.02(b)(i) through 303A.02(b)(v) of the New York Stock Exchange’s Listed Company Manual and (b) the relationship is not required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission. Generally, such Item 404(a) requires disclosure, with certain exceptions, of transactions exceeding $120,000 in which a director or executive officer has a material direct or indirect interest.

Required Officer Ownership

The Board of Directors has adopted a policy regarding minimum required share ownership by the Company’s executive officers. Details regarding such policy are available at the Company’s website, which is www.rhi.com. Pursuant to such policy, the minimum number of shares that Messrs. Messmer, Waddell, Gentzkow, Glass, Karel and Buckley are required to own are 184,643, 93,201, 93,201, 72,099, 72,099 and 56,578, respectively.

Severance Benefits Policy

The Compensation Committee has adopted a “Compensation Committee Policy Regarding Severance Benefits for Executive Officers,” pursuant to which future severance agreements with any executive officer shall not, individually or in the aggregate, provide severance benefits, as defined in the policy, that exceed 2.99 times the sum of such executive officer’s base salary and annual bonus. This policy is available at the Company’s website at www.rhi.com in the “Corporate Governance Section” under the “Investor Center” tab.

It should be noted that no executive officer has ever been terminated under circumstances that required severance payments.

Available Information

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for its Audit Committee, Compensation Committee and Nominating and Governance Committee are available on its website, which is www.rhi.com, in the “Corporate Governance” section under the “Investor Center” tab. Each of these documents is also available in print to any stockholder who makes a request to Robert Half International Inc., 2884 Sand Hill Road, Menlo Park, CA 94025, Attn: Corporate Secretary.

THE BOARD AND COMMITTEES

The Board met four times during 2007. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he served that were held while he was a member thereof. It is the Company’s policy that directors are expected to attend the Annual Meeting of Stockholders. All of the directors attended the 2007 Annual Meeting of Stockholders except for Mr. Furth, who was delayed by traffic and arrived shortly after the meeting was adjourned.

The Board of Directors has standing Audit, Compensation, Nominating and Governance, and Executive Committees.

The Audit Committee, composed of Messrs. Berwick, Gibbons and Schaub, met four times during 2007. The functions of the Audit Committee include selecting the Company’s independent auditors (subject to stockholder ratification), approving the fees of the independent auditors, monitoring the qualifications and independence of the independent auditors, consulting with the independent auditors with regard to the plan of audit, the results of the audit and the audit report, conferring with the auditors with regard to the adequacy of internal accounting controls, and monitoring the effectiveness of the Company’s internal accounting function.

The Compensation Committee, composed of Messrs. Berwick, Furth and Ryan, met three times during 2007. The function of the Compensation Committee is to establish compensation policies for the Company’s senior officers and to administer compensation plans in which officers, directors and employees are eligible to participate.

The Nominating and Governance Committee, composed of Messrs. Berwick, Furth, Gibbons, Ryan and Schaub, met twice during 2007. The Nominating Committee’s role is to recommend candidates to fill any vacancy that may occur in the Board of Directors, develop and recommend corporate governance guidelines to the Board and oversee the evaluation of the Board and management.

The Executive Committee, composed of Messrs. Messmer, Furth and Ryan, did not meet during 2007. The Executive Committee has all of the powers of the Board of Directors, with certain specific exceptions required by Delaware law.

The Company’s independent directors meet regularly in executive session without management. Mr. Gibbons, Chairman of the Nominating and Governance Committee, presides at such meetings.

Nominating and Governance Committee

Nominating and Governance Committee Charter

The Nominating and Governance Committee has adopted a charter. It is available on the Company’s website, which is www.rhi.com. The charter can be found in the “Corporate Governance” section under the “Investor Relations” tab.

Submission to Nominating and Governance Committee of Suggested Nominees for Director

The Nominating and Governance Committee will consider director candidates recommended by stockholders. A stockholder wishing to submit a candidate to the Nominating and Governance Committee for consideration as nominee for director shall submit the information set forth below to Robert Half International Inc., 2884 Sand Hill Road, Menlo Park, CA 94025, Attn: Corporate Secretary—Director Candidate. The Corporate Secretary will forward the information to the Nominating and Governance Committee. The information to be included in any such submission is: (a) a statement from the nominee consenting to be named in the proxy and proxy card if selected and to serve on the board if elected, (b) whether the candidate qualifies as

“independent” under the listing standards of the New York Stock Exchange, (c) the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in any legal proceedings, including any involving the Company, (d) transactions and relationships between the nominee and the recommending stockholder, on the one hand, and the Company or management, on the other hand, (e) the stock trading history and current ownership information of the recommending stockholder and the nominee, including the name and address of the recommending stockholder and the nominee as they appear on the Company’s stock ledger, (f) any material proceedings to which the nominee or his associates is a party that are adverse to the Company, (g) information regarding whether the recommending stockholder or nominee (or their affiliates) have any plans or proposals for the Company and (h) whether the recommending stockholder and nominee seek to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by stockholders at large. In evaluating individuals for nomination as director, the Nominating and Governance Committee shall select individuals who (a) have skills and experience that can be of assistance to management in operating the Company’s business, (b) demonstrate integrity, accountability and judgment and (c) can be expected to add to the total mix of individuals on the Board of Directors so as to give the Company a Board that is effective, collegial, diverse and responsive to the needs of the Company.

Audit Committee

Audit Committee Charter

The Company’s Board of Directors has adopted a charter for the Audit Committee. The charter is available on the Company’s website, which is www.rhi.com. The charter can be found in the “Corporate Governance” section under the “Investor Relations” tab. The Board of Directors has determined that all of the members of the Audit Committee are independent as defined in the New York Stock Exchange’s listing standards.

Audit Committee Financial Expert

The Board of Directors has also determined that Edward W. Gibbons and J. Stephen Schaub, each of whom is a member of the Audit Committee, are each an “audit committee financial expert” and “independent” in accordance with the requirements of Item 407(d)(5) of Securities and Exchange Commission Regulation S-K and the rules and regulations of the New York Stock Exchange.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following information shall not be deemed to be incorporated by reference into any such filings.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007, contained in the Company’s Annual Report on Form 10-K (the “2007 Financial Statements”) with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors, the matters required to be discussed by SAS 61, as amended. The Audit Committee has also received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 and has discussed PwC’s independence with them. Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the 2007 Financial Statements be included in the Company’s Annual Report on Form 10-K.

Andrew S. Berwick, Jr.	Edward W. Gibbons	J. Stephen Schaub

Compensation Committee

Compensation Committee Charter

The Compensation Committee has adopted a charter. It is available on the Company’s website, which is www.rhi.com. The charter can be found in the “Corporate Governance” section under the “Investor Center” tab.

Compensation Committee Procedures

Each component of executive compensation is determined by the Compensation Committee. The Compensation Committee determines what changes, if any, should be made to continuing arrangements, such as base salaries and fringe benefits. When determining compensation for the coming year, the Compensation Committee reviews (a) the Company’s results for the prior year, (b) the issues that will confront the Company in the coming year and (c) such other information it deems appropriate. After such review, it makes its ultimate determinations based upon its evaluation of such information and its long term experience with the Company. While the Compensation Committee receives input from the Chief Executive Officer and Chief Financial Officer and discusses compensation with them, the ultimate decision regarding compensation is solely at the discretion of the Committee. The Compensation Committee has the authority to retain consultants to assist with its decisions. No consultant was involved in determining compensation for 2007 or 2008.

Compensation of directors is determined by the full Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing earlier in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Andrew S. Berwick, Jr.	Frederick P. Furth	Thomas J. Ryan

Stockholder Communications with Directors

Stockholders or other interested persons who wish to communicate with any director, with the non-management directors as a group, or the entire Board may do so by addressing communications to such person or persons c/o Robert Half International Inc., 2884 Sand Hill Road, Menlo Park, CA 94025, Attn: Corporate Secretary—Director Communication. The Corporate Secretary or his delegee will forward such communication to the addressee unless he determines that the communication is not suitable for delivery. Examples of communications that would not be suitable for delivery include, but are not limited to, (a) advertisements or solicitations, (b) frivolous, obscene or offensive items, and (c) communications unrelated to the business, affairs or governance of the Company.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP, independent public accountants, to audit the books, records and accounts of the Company for 2008, subject to ratification by stockholders. PricewaterhouseCoopers LLP has acted as auditors of the Company since July 2002. Representatives of that firm will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to questions.

PricewaterhouseCoopers’ charges for 2006 and 2007 were as follows:

	2006	2007
Audit Fees	$1,859,418	$1,788,941
Audit-Related Fees	$60,000	$57,500
Tax Fees	$0	$0
All Other Fees	$0	$0

The Audit-Related Fees were incurred in connection with audits of the Company’s pension and benefit plans. Rule 2-01(c)(7)(i)(C) of Securities and Exchange Commission Regulation S-X (relating to waivers with respect to the requirement that fees be pre-approved) was not applicable to any of the services for 2006 or 2007 described in the above table.

Audit Committee Policy Regarding Pre-Approval of Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2008.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AUDITORS. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL REGARDING THE STOCK INCENTIVE PLAN

General

The Company is requesting that stockholders vote in favor of continuing the Robert Half International Inc. Stock Incentive Plan, which makes up to 10,000,000 shares of the Company’s Common Stock available for grant via stock options, restricted stock, stock units or stock appreciation rights. Under its terms, the Stock Incentive Plan currently has a three year life span and will expire on the date of the 2008 Annual Meeting if not renewed by the stockholders. The Company is asking stockholders to continue the Stock Incentive Plan for an additional three year period, including making an additional 10,000,000 shares available for grant. This request is for the same number of shares as were approved by the stockholders in 2005, of which only approximately 3,000,000 remain available for future issuance. No other changes are proposed.

The Stock Incentive Plan contains the following important compensation and governance best practices:

•	Repricing of stock options is prohibited.

•	Stock option grants must be made at not less than 100% of the fair market value on the date of grant.

•	Stock option reloads are prohibited.

•	Grants to executive officers, including stock options, must be made subject to a performance condition, thus tying the value of the award to the Company’s performance.

•	The Stock Incentive Plan has a fixed life span with a fixed number of shares authorized. It is not an evergreen plan.

•	No outside director may receive a grant exceeding 15,000 shares in any year.

The following important considerations should also be taken into account when considering the plan:

•

The Company is a personal services business. It has a long history of issuing equity incentives as a key element of its compensation programs designed to attract, motivate and retain its employees. Substantially all full time staffing division employees have received stock grants in the past.

•	The Company has reduced its annual dilution from equity grants in recent years to approximately 1.0% in 2007.

•	Revenues for 2007 were a record $4.6 billion, an increase of 16% over 2006.

•	Earnings per share for 2007 were a record $1.81, as compared with $1.65 for 2006.

•	Over the past five years, revenues grew at a compound annual growth rate of 20% and return on equity averaged 22% per year, reaching 29% in 2007.

•	The Company continued to generate strong cash flow from operations and ended the year with $310 million in cash and cash equivalents.

•	Over the last five years, cash flow from operations was $1.4 billion which funded $1.2 billion of stock repurchases and $200 million of dividends.

•	The Company has a policy, described at the Company’s website (www.rhi.com), requiring each executive officer to own stock equal to six times his base salary.

By making a significant portion of compensation contingent upon long-term positive share price performance, the interests of stockholders are furthered. The Board of Directors strongly believes that this philosophy has served, and will continue to serve, the Company well and that continuation of the Stock Incentive Plan is vital to the Company’s continued success.

The continuation of the Stock Incentive Plan is dependent on the approval of the Company’s stockholders at the Meeting.

The following is a summary of the principal features of the Stock Incentive Plan. The Stock Incentive Plan, as amended to reflect the increase in authorized shares and the extension of the expiration date, is attached to this proxy statement as Appendix B, and stockholders are urged to read the Stock Incentive Plan in its entirety. As of March 11, 2008, the fair market value of a share of the Company’s common stock (“Share”) was $25.83.

Share Reserve

The aggregate number of Shares that were available for issuance under the Stock Incentive Plan between 2005 and 2008 was 10,000,000 Shares. Through the mailing date of this proxy statement, approximately 3,000,000 shares remained available for grant. If the stockholders approve the amendment and continuation of the Stock Incentive Plan, an additional 10,000,000 shares will be authorized for grant between 2008 and 2011 along with the shares remaining from the previous authorization.

If awards under the Stock Incentive Plan are forfeited or terminate before being exercised, then the Shares underlying those awards again become available for awards under the Stock Incentive Plan. If stock appreciation rights are exercised or stock units are settled, only the number of Shares actually issued in settlement of such rights will reduce the number of Shares available for awards under the Stock Incentive Plan and the balance will again become available for awards under the Stock Incentive Plan.

No participant in the Stock Incentive Plan may be granted during any fiscal year awards covering in excess of 2,000,000 Shares. In addition, nonemployee directors may only be granted awards under the Stock Incentive Plan covering up to 15,000 Shares per fiscal year.

In the event of a subdivision of the outstanding Shares, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of shares or a similar occurrence, the Stock Incentive Plan administrator will, in its discretion, make appropriate adjustments to the number of Shares issuable under the Stock Incentive Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights.

Administration

The Compensation Committee administers the Stock Incentive Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee has appointed a separate committee of two directors of the Company (Messrs. Messmer and Waddell) to concurrently administer the Stock Incentive Plan with respect to all other persons and awards. The Stock Incentive Plan administrator has complete discretion, subject to the provisions of the Stock Incentive Plan, to authorize stock options, restricted shares, stock units and stock appreciation rights awards under the Stock Incentive Plan. Notwithstanding the foregoing, only the full Board of Directors may grant and administer awards under the Stock Incentive Plan to nonemployee directors.

Eligibility and Types of Awards Under the Stock Incentive Plan

The Stock Incentive Plan permits the granting of stock options, restricted shares, stock units and stock appreciation rights by the Stock Incentive Plan administrator. Stock appreciation rights may be awarded in combination with stock options and such award may provide that the stock appreciation rights will not be exercisable unless the related stock options are forfeited.

Employees (including officers), consultants and directors of the Company and its subsidiaries and affiliates will be eligible to participate in the Stock Incentive Plan. As of December 31, 2007, approximately 12,600 individuals (including five outside directors and six executive officers) were eligible to participate in the Stock Incentive Plan.

Options

The Stock Incentive Plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to favorable tax treatment) under the Stock Incentive Plan. The Stock Incentive Plan administrator may not grant stock options that automatically provide for the grant of new stock options upon their exercise. The number of Shares covered by each stock option granted to a participant is determined by the Stock Incentive Plan administrator.

Unless otherwise provided, stock options become exercisable with respect to 25% of the Shares covered by the option on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated. The stock option exercise price is established by the Stock Incentive Plan administrator and must be at least 100% of the fair market value of a Share on the date of grant. Stock options expire ten years after the date of grant unless an earlier date is otherwise provided. Unless provided otherwise by the Stock Incentive Plan administrator or in an agreement, unvested stock options generally expire upon termination of the optionee’s service with the Company and vested stock options expire 90 days following such termination.

The exercise price must be paid at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of a stock option may be made in cash, (including by check, wire transfer or similar means), by surrendering or attesting to previously acquired Shares, or by other legal consideration.

Restricted Shares

The Stock Incentive Plan administrator may award restricted shares with or without cash consideration paid to the Company. Restricted stock is Company common stock that is subject to forfeiture. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. Unless otherwise provided, restricted stock vests with respect to 25% of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the recipient’s service has not terminated.

Stock Units

The Stock Incentive Plan administrator may also award stock units without cash consideration paid to the Company. A stock unit is a bookkeeping entry that represents a Share. A stock unit is similar to restricted stock in that the Stock Incentive Plan administrator may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant for the vested stock units with cash or Shares or any combination of both. Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days and on other methods. Stock units vest on the same basis as restricted stock.

Stock Appreciation Rights

Additionally, the Stock Incentive Plan administrator may grant stock appreciation rights. However, the Stock Incentive Plan administrator may not grant stock appreciation rights that automatically provide for the grant of new stock appreciation rights upon their exercise. The number of shares covered by each stock appreciation right will be determined by the Stock Incentive Plan administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a Share on the date of exercise and (ii) the exercise price times (b) the number of Shares with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right is established by the Stock Incentive Plan administrator and may not be less than 100% of the fair market value of a Share on the date of grant. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the Stock Incentive Plan administrator. Stock appreciation rights vest on the same basis as stock options. Stock appreciation rights expire ten years after the date of grant unless otherwise provided. Unless provided otherwise by the Stock Incentive Plan administrator or in an agreement, unvested stock appreciation rights generally expire upon termination of the optionee’s service with the Company and vested stock appreciation rights expire 90 days following such termination. The Company has not issued stock appreciation rights in almost 20 years, and has no specific plans regarding their use in the future. However, in light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, the Company believes that it is advantageous for it to have maximum flexibility in fashioning future equity compensation.

Performance Goals

Awards under the Stock Incentive Plan may be made subject to a performance condition in addition to time-vesting conditions. Grants to the Company’s executive officers must be made subject to a performance condition utilizing the Company’s EPS as a performance goal and must be made in accordance with the requirements of Section 162(m) of the Internal Revenue Code for awards intended to qualify as “performance-based compensation” thereunder. Performance conditions under the Stock Incentive Plan shall utilize one or more objective measurable performance goals as determined by the Stock Incentive Plan administrator based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings; (iii) cash flow; (iv) sales or revenue; (v) expenses; (vi) profit margin; (vii) working capital; (viii) return on equity or assets; (ix) EPS; (x) stock price; (xi) price/earnings ratio; (xii) debt or debt-to-equity; (xiii) writeoffs; (xiv) cash; (xv) assets; and/ or (xvi) liquidity, each with respect to the Company and/or one or more of its operating units. “EPS” means diluted earnings per share, subject to certain modifications specified in the Stock Incentive Plan. Awards to Participants who are not subject to the limitations of Section 162(m) of the Code may be determined without regard to performance goals and may involve Stock Incentive Plan administrator discretion.

Special Termination Provisions

Under the Stock Incentive Plan, all awards granted to a participant fully vest upon the participant’s death or termination due to total and permanent disability (as defined in the Stock Incentive Plan).

In addition, all option or stock appreciation right awards granted to an individual who is subject to Section 16 of the Exchange Act also vest upon a change in control or such individual’s retirement (as such terms are defined in the Stock Incentive Plan). Each stock option or stock appreciation right held by an individual who is subject to Section 16 of the Exchange Act that vests as described in this or the preceding paragraph will remain outstanding until the earlier of its exercise or its original term.

Amendment and Termination

The Board of Directors or Compensation Committee may amend the Stock Incentive Plan at any time and for any reason, subject to any required stockholder approval. The Board of Directors or Compensation Committee may terminate the Stock Incentive Plan at any time and for any reason. The termination or amendment of the Stock Incentive Plan may not adversely affect any award previously made under the Stock Incentive Plan.

Stock Incentive Plan Benefits

All awards are made at the discretion of the Stock Incentive Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the Stock Incentive Plan are not determinable.

Federal Income Tax Consequences

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the Shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the Shares generally will be capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except possibly for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for the legally required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally required period, the participant will recognize ordinary income in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.

For awards of restricted shares, unless the participant elects to be taxed at the time of grant of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the Shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is the Company entitled to a tax deduction at that time. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any). This income is subject to withholding taxes for employees or former employees. The Company is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.

At the discretion of the Stock Incentive Plan administrator, the Stock Incentive Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering to us or attesting to already-owned shares of the Company’s common stock.

The Company will be entitled to a tax deduction in connection with an award under the Stock Incentive Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain of the Company’s executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders. We have structured the Stock Incentive Plan with the intention that compensation resulting from awards under the Stock Incentive Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Stock Incentive Plan by the Company’s stockholders and accordingly we are seeking such approval.

Information Regarding Current Equity Plans

Set forth below is information as of December 31, 2007, regarding the Stock Incentive Plan and the Company’s prior plans. All such prior plans have been terminated and no new grants have been made thereunder since the Stock Incentive Plan was adopted. The information regarding prior plans in the table below relates to grants made prior to the termination of those plans.

Existing Plan Information as of December 31, 2007

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights A	Weighted average exercise price of outstanding options, warrants and rights B	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) C
Equity compensation plans approved by security holders	6,126,361	$20.25	4,884,904
Equity compensation plans not approved by security holders(a)	5,149,939	$20.81	0
Total	11,276,300	$20.51	4,884,904

(a)	These plans, by their terms, expressly prohibited any grants to directors or executive officers. All such plans were terminated in May 2005, an no future grants may be made under such plans. The information in the table reflects shares issuable upon the exercise of options granted before such plans were terminated.

Description of Equity Plans Not Approved by Stockholders

StockPlus Plan.    The StockPlus Plan authorizes the grant of stock options to employees other than directors and executive officers. No option may have a term of more than ten years.

Stock Option Plan for Field Employees.    The Stock Option Plan for Field Employees authorizes the grant of stock options to employees or consultants other than directors and executive officers. No option may have a term of more than ten years.

Restricted Stock Plan for Field Employees.    The Restricted Stock Plan for Field Employees authorizes the grant of shares of restricted stock to employees or consultants other than directors and executive officers. Recipients of awards do not pay for the stock, but the grants are subject to time-based vesting conditions.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote is required for approval of the proposal. The total vote cast on the proposal also must equal or exceed at least 50% of the number of shares of Common Stock outstanding on the Record Date.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL RELATING TO THE STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

STOCKHOLDER MATTERS

Proposal of Matters for Inclusion in Proxy Statement

In order to be included in the Company’s proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders, a stockholder proposal must, in addition to satisfying the other requirements of the Securities and Exchange Commission’s rules and regulations, be received at the principal executive offices of the Company not later than November 26, 2008.

Presentation of Business at Annual Meeting of Stockholders

Any stockholder proposal, including the nomination of an individual for election to the Board of Directors, not intended for inclusion in the Company’s proxy statement and form of proxy must, in addition to satisfying the other requirements of the Company’s By-laws, be received at the principal executive offices of the Company between February 5, 2009 and March 9, 2009, inclusive, in order to be presented at the 2009 Annual Meeting. The following information is required to be included with the submission of any such proposal or nomination: (a) for any nominee for director, all information relating to the candidate as is required to be disclosed in a proxy statement pursuant to the rules of the Securities and Exchange Commission (including such candidate’s written consent), (b) as to any other proposal, a brief description of (i) the proposal, (ii) the reasons for raising the proposal at the meeting and (iii) any material interest the stockholder has in the proposal, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER MATTERS

The proxy authorizes the holders to vote, in their discretion, upon any other business that comes before the Meeting and any adjournment of the Meeting. The Board knows of no other matters which will be presented to the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

STEVEN KAREL
Secretary

Menlo Park, California

March 26, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ACCOMPANYING FORM IN THE ENCLOSED, POST-PAID ENVELOPE. ALTERNATIVELY, YOU MAY, IF YOU WISH, VOTE VIA THE INTERNET OR VIA TOLL-FREE TELEPHONE CALL FROM A TOUCH-TONE TELEPHONE IN THE U.S. BY FOLLOWING THE DIRECTIONS ON THE ENCLOSED FORM.

Appendix A

Definitions of Certain Terms Used in the Proxy Statement

Change in Control

As used in the proxy statement discussion of the Senior Executive Retirement Plan, the Stock Incentive Plan, and the various plans and agreements discussed under the heading “Employment Agreement and Potential Payments upon Termination or Change in Control,” the term “Change in Control” means the occurrence of any of the following:

(a) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

(b) The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

(c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

(d) The Company’s stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

A-1

(e) The stockholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation’s outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

Termination other than for Cause

As used in the proxy statement discussion of the Employment Agreement with Harold M. Messmer, Jr., a termination for “Cause” means a termination by the Company of Mr. Messmer’s employment by the Company by reason of Mr. Messmer’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company or by reason of Mr. Messmer’s willful material breach of his employment agreement which has resulted in material injury to the Company; provided, however, that Mr. Messmer’s employment shall not be deemed to have been terminated for Cause if such termination took place as a result of any act or omission believed by Mr. Messmer in good faith to have been in the interest of the Company.

As used in the proxy statement discussion of the Severance Agreements with Messrs. Messmer, Waddell, Gentzkow, Glass and Karel, a termination for “Cause” means a termination by the Company of the employee’s employment by the Company by reason of the employee’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or by reason of the employee’s willful material breach of any employment agreement with the Company, which has resulted in material injury to the Company; provided, however, that the employee’s employment shall not be deemed to have terminated for Cause if such termination took place as a result of any act or omission believed by the employee in good faith to have been in the interest of the Company.

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Appendix B

ROBERT HALF INTERNATIONAL INC.

STOCK INCENTIVE PLAN

(As amended and restated effective February 13, 2008)

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Participants to focus on critical long-range objectives, (b) encouraging the attraction and retention of individuals with exceptional qualifications and (c) linking Participants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. Subject to approval by RHI’s stockholders, this Plan supersedes the Existing Equity Plans, as described herein.

SECTION 2. DEFINITIONS.

“Actual Performance Goal” shall mean the actual results for the Performance Goal for the Performance Period.

“Affiliate” shall mean any entity other than a Subsidiary, if RHI and/or one of more Subsidiaries own not less than fifty percent (50%) of such entity.

“Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

“Board of Directors” shall mean the Board of Directors of RHI, as constituted from time to time.

“Certification Date” means the date that the Committee makes its written certification of a Final Award.

“Change in Control” shall mean the occurrence of any of the following events:

(i) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of RHI representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; provided, however, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of RHI if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of RHI, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (A) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving RHI, (B) making, or in any way participating in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of RHI (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of RHI, directly or indirectly, relating to a merger or other business combination involving RHI or the sale or transfer of substantial assets of RHI, (C) forming, joining or in any way participating in any “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of RHI, directly or indirectly, relating to a merger or other business combination involving RHI or the sale or transfer of any substantial assets of RHI, or (D) otherwise acting, alone or in concert with others, to seek control of RHI or to seek to control or influence the management or policies of RHI.

(ii) The stockholders of RHI shall approve any plan or proposal for the liquidation or dissolution of RHI.

(iii) A change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of RHI as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to RHI). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of RHI just prior to such event shall cease within one year to constitute a majority of the Board of Directors.

(iv) RHI’s stockholders approve a definitive agreement providing for a transaction in which RHI will cease to be an independent publicly owned corporation.

(v) The stockholders of RHI approve a definitive agreement (A) to merge or consolidate RHI with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation’s outstanding equity securities, or (B) to sell or otherwise dispose of all or substantially all of the assets of RHI.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee of one or more members of the Board of Directors appointed by the Board of Directors (or, as the context permits, a subcommittee of one or more members of the Board appointed by the Committee) to administer the Plan in accordance with the provisions hereof.

“Company” shall mean Robert Half International Inc., a Delaware corporation, and its Subsidiaries.

“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.

“Earnings Per Share” means diluted Earnings Per Share, determined in accordance with generally accepted accounting principles. For purposes of the foregoing sentence, earnings shall mean income before extraordinary items, discontinued operations and cumulative effect of changes in accounting principles and after full accrual for the bonuses paid under this Plan. Earnings shall also be determined without regard to the effects of mergers, acquisitions, dispositions and material restructuring of the business that occur after the grant date.

“Eligible Participant” shall mean (i) any individual who is a common-law employee of the Company or an Affiliate; (ii) a member of the Board of Directors; (iii) a member of the board of directors of a Subsidiary or an Affiliate; or (iv) a Consultant.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean an officer as defined in Rule 16a-1(f) under the Exchange Act, or any successor provision.

“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Award. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Award, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

“Existing Equity Plans” shall mean RHI’s Equity Incentive Plan, StockPlus Plan, Stock Option Plan for Field Employees, Restricted Stock Plan for Field Employees, and Outside Directors’ Option Plan.

“Fair Market Value” shall mean the closing price on the New York Stock Exchange on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing price on the latest preceding business day upon which trades occurred shall be the Fair Market Value.

“Final Award” shall mean the product of (i) the Multiplier and (ii) the Original Award.

“ISO” shall mean an employee incentive stock option described in Code Section 422.

“Misconduct Termination” shall mean a termination by the Company of a Participant’s Service by reason of the Participant’s willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company, or by reason of the Participant’s willful material breach of any employment agreement with the Company, which has resulted in material injury to the Company; provided, however, that a Participant’s Service shall not be deemed to have terminated in a Misconduct Termination if such termination took place as a result of any act or omission believed by the Participant in good faith to have been in the interest of the Company.

“Multiplier” shall mean (a) the sum of 0.1 and the Performance Goal Ratio, if the Performance Goal Ratio is greater than or equal to 0 and less than 0.9, (b) 1, if the Performance Goal Ratio is greater than or equal to 0.9, or (c) 0, if the Performance Goal Ratio is less than 0.

“Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

“Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

“Optionee” shall mean an individual or estate who holds an Option or SAR.

“Original Award” shall mean the number of shares initially granted pursuant to an Award made subject to a Performance Condition.

“Other Agreement” shall mean any written agreement, whether entered into prior to or subsequent to, the adoption of this plan or the making of an Award under this plan, between Participant and the Company.

“Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company.

“Outside Director Retirement” shall mean termination of an Outside Director’s Service after the later to occur of (i) the 7th anniversary of the Outside Director’s first day of service with RHI as a member of the Board of Directors or (ii) the Outside Director’s 62nd birthday.

“Participant” shall mean an individual or estate who holds an Award.

“Performance Condition” shall mean a performance condition established with respect to an Award in accordance with the provisions hereof.

“Performance Goal” shall mean one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings; (iii) cash flow; (iv) sales or revenue; (v) expenses; (vi) profit margin; (vii) working capital; (viii) return on equity or assets; (ix) Earnings Per Share; (x) stock price; (xi) price/earnings ratio; (xii) debt or debt-to-equity; (xiii) writeoffs; (xiv) cash; (xv) assets; and/or (xvi) liquidity, each with respect to the Company and/or one or more of its operating units. Awards to Participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to Performance Goals and may involve Committee discretion.

“Performance Goal Ratio” shall mean the result obtained by dividing Actual Performance Goal by Target Performance Goal.

“Performance Period” shall mean the period of service to which the Performance Condition relates.

“Plan” shall mean this Stock Incentive Plan of Robert Half International Inc., as amended from time to time.

“Protiviti Participant” shall mean a Participant who is an employee of Protiviti Inc. (a Subsidiary) or its Subsidiaries.

“Protiviti Retirement” shall mean any voluntary termination of employment with the Company and its subsidiaries by the Protiviti Participant on or after the later to occur of: (a) the first day coinciding with or after the Protiviti Participant’s 56th birthday, (b) the Protiviti Participant’s completion of at least 25 years of cumulative service to the Company, Arthur Andersen LLP, Deloitte Touche Tohmatsu, PricewaterhouseCoopers, KPMG International, Ernst & Young International, and/or any of their respective affiliates, or any other industry-related service acceptable to the Committee, and (c) four and one-half years after the date that the Protiviti Participant was first employed by Protiviti Inc.

“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

“Restricted Share” shall mean a Share awarded under the Plan.

“Restricted Share Award” shall mean the agreement between RHI and the recipient of a Restricted Share, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

“RHI” shall mean Robert Half International Inc., a Delaware corporation.

“SAR” shall mean a stock appreciation right granted under the Plan.

“SAR Award” shall mean the agreement between RHI and an Optionee, or the notice to the Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.

“Section 16 Participant” shall mean a Participant who is subject to Section 16 of the Exchange Act with respect to transactions in RHI securities.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Service” shall mean service as an Eligible Participant.

“Share” shall mean one share of Stock, as adjusted in accordance with the adjustment provisions of the Plan (if applicable).

“Staffing/Headquarters Participant” shall mean a Participant other than a Protiviti Participant.

“Staffing/Headquarters Retirement” shall mean any voluntary termination by a Staffing/Headquarters Participant of employment with the Company on or after the later to occur of (a) the Staffing/Headquarters Participant’s 55th birthday, or (b) the 20th anniversary of the Staffing/Headquarters Participant’s first day of service with the Company as a full-time employee.

“Stock” shall mean the Common Stock of RHI.

“Stock Option Award” shall mean the agreement between RHI and an Optionee, or the notice to the Optionee, which contains the terms, conditions and restrictions pertaining to his Option.

“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

“Stock Unit Award” shall mean the agreement between RHI and the recipient of a Stock Unit, or the notice to the recipient, which contains the terms, conditions and restrictions pertaining to such Stock Unit.

“Subsidiary” shall mean any corporation, if RHI and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Target Performance Goal” shall mean the Performance Goal set with respect to an Award made subject to a Performance Condition.

“Total and Permanent Disability” shall mean a (i) a physical or mental condition which, in the judgment of the Committee based on competent medical evidence satisfactory to the Committee (including, if required by the Committee, medical evidence obtained by an examination conducted by a physician selected by the Committee), renders the Participant unable to engage in any substantial gainful activity for the Company and which condition is likely to result in death or to be of long, continued and indefinite duration, or (ii) a judicial declaration of incompetence.

SECTION 3. ADMINISTRATION.

(a) Committee Procedures. One or more Committees appointed by the Board of Directors shall administer the Plan. The Board of Directors shall designate one of the members of the Committee as chairperson. Unless the Board of Directors provides otherwise, the Compensation Committee shall be the Committee. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to qualify for exemption under Rule 16b-3 with respect to persons who are subject to Section 16 of the Exchange Act and (ii) Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code to so qualify. Only the Board of Directors may make Award grants and administer the Plan with respect to Outside Directors.

The Compensation Committee may also appoint one or more separate subcommittees composed of one or more directors of RHI who need not qualify under either Rule 16b-3 or Section 162(m) of the Code, who may administer the Plan with respect to persons who are not subject to Section 16 of the Exchange Act and/or Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Awards are to be granted under the Plan;

(v) To select the Eligible Participants who are to receive Awards under the Plan;

(vi) To determine the number of Shares to be made subject to each Award;

(vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price or Purchase Price, the vesting of the Award (including accelerating the vesting of Awards) and to specify the provisions of the agreement relating to such Award;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Award relating to such Option;

(ix) To amend any outstanding Restricted Share Award, Stock Option, Award, SAR Award or Stock Unit Award subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement;

(x) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;

(xi) To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Restricted Share Award, Stock Option Award, SAR Award, or Stock Unit Award;

(xiii) To take any other actions deemed necessary or advisable for the administration of the Plan;

(xiv) To determine, at the time of granting an Award or thereafter, that such Award shall vest as to all or part of the Shares subject to such Award in the event of a Change in Control.

(xv) To accelerate the vesting, or extend the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate.

In addition, without amending the Plan, the Committee may grant awards under the Plan to eligible employees or consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

Subject to the requirements of applicable law, the Board of Directors may authorize one or more officers of RHI to grant Awards and the Committee may designate persons other than members of the Committee to carry out its responsibilities, and the Committee may prescribe such conditions and limitations as it may deem appropriate, except that the Board of Directors or the Committee may not delegate its authority with regard to Awards to persons subject to Section 16 of the Exchange Act or Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award.

Except arising from any action taken, or failure to act, in bad faith, each member of the Committee, or of the Board of Directors, shall be indemnified and held harmless by RHI against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any agreement under the Plan, and (ii) from any and all amounts paid by him or her, with RHI’s prior approval, in settlement thereof or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall have given RHI a reasonable opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under RHI’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that RHI may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Eligible Participants may be granted Restricted Shares, Stock Units, NSOs or SARs. In addition, only individuals who are employed as common-law employees by the Company may be granted ISOs.

(b) Limitation on Awards. In any fiscal year of RHI, no individual shall receive Options, SARs, Restricted Shares and/or Stock Units covering in excess of 2,000,000 Shares in the aggregate; provided, however, that Outside Directors may only receive Awards covering up to 15,000 Shares in the aggregate per Outside Director in any fiscal year of RHI. The limitations under this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed 20,000,000 Shares. This limit shall be subject to the provisions of the next Subsection and shall be subject to adjustment pursuant to the adjustment provisions of the Plan. No fractional Shares shall be issued under the Plan.

(b) Additional Shares. If Restricted Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number of Shares available under the Plan and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number of Shares available under the Plan and the balance shall again become available for Awards under the Plan.

(c) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award between the recipient and RHI. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any Other Agreement. The provisions of the various Restricted Share Awards entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence and applicable law, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company, as the Committee may determine. To the extent an Award of Restricted Shares consists solely of treasury shares, the Award may be made without consideration furnished by the recipient.

(c) Vesting. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award or as specified in any Other Agreement. Unless the Restricted Share Award or an Other Agreement provides otherwise, each grant of Restricted Shares shall vest with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Restricted Share Award may provide for accelerated vesting in the event of the Participant’s Protiviti Retirement, Staffing/Headquarters Retirement, a Change in Control, or other events, including as provided in any Other Agreement. To the extent that an Award of Restricted Shares has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as RHI’s other stockholders.

(e) Assignment or Transfer of Restricted Shares. Except as provided herein, or in a Restricted Share Award, or as required by applicable law, Restricted Shares shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Shares in the event of the Participant’s death, nor shall it preclude a transfer of Restricted Shares by will or by the laws of descent and distribution.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award between the Optionee and RHI. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan, including those specified in any Other Agreement. The Stock Option Award shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Awards entered into under the Plan need not be identical. A Stock Option Award may not provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price.

(b) Number of Shares. Each Stock Option Award shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan. The maximum aggregate number of ISOs awarded under the Plan shall not exceed the number of Shares subject to the Plan under Section 5(a). The limitation of this Subsection shall be subject to adjustment pursuant to the adjustment provisions of the Plan.

(c) Exercise Price. Each Stock Option Award shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Subsection, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms permitted under the Plan.

(d) Exercisability and Term. Unless the Stock Option Award or an Other Agreement provides otherwise, each Option shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such Option on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of an Option shall be ten (10) years from the date of grant unless the Stock Option Award provides for a shorter term. A Stock Option Award may provide for accelerated vesting in the event of the Optionee’s Protiviti Retirement, Staffing/Headquarters Retirement, a Change in Control, or other events, including as provided in any Other Agreement, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service, subject to the provisions of any Other Agreement. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Subsection, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(e) Nontransferability. Except as set forth in a Stock Option Award, or as provided by an Other Agreement, with respect to an NSO, during an Optionee’s lifetime, his Option(s) shall be exercisable only by him and shall not be transferable, and in the event of an Optionee’s death, his Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

(f) Exercise of Options Upon Termination of Service. Each Stock Option Award shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Unless the Stock Option Award or an Other Agreement provides otherwise, Options which are unvested at the time of an Optionee’s termination of Service shall expire upon such termination, and any vested Options shall remain outstanding and exercisable until the earlier of 90 days following such termination and the expiration of the Option’s term. Notwithstanding the foregoing, if exercise of an Option during the 90-day period described in the previous sentence would subject the Optionee to liability under Section 16 of the Exchange Act by reason of transactions by the Optionee prior to the Optionee’s termination of service (“Prior Transaction”), such Option shall be exercisable until the earliest of (a) its normal termination date and (b) the 30th day after the first date upon which the Optionee would not be subject to Section 16 liability by reason of the Prior Transaction. Notwithstanding the foregoing, in the event of an Optionee’s Misconduct Termination, effective as of the date notice of such termination is given by the Committee to the Optionee, all of the Optionee’s vested and unvested Options shall automatically terminate and lapse, unless the Committee shall determine otherwise.

(g) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his rights or increase his obligations under such Option. Options may not be repriced without the approval of RHI’s stockholders.

SECTION 8. PAYMENT FOR OPTION SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America, as permitted under this Section. Payment may be made by any combination of the methods described in this Section.

(b) Cash. Payment may be made by cash, check, wire transfer or similar means, subject to the requirements of applicable law.

(c) Surrender of Stock. Payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have been owned by the Optionee or his representative for such period of time required to avoid RHI’s recognition of additional compensation expense with respect to the Option for financial reporting purposes as a result of the surrender or attestation of such previously owned shares. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(d) Cashless Exercise. To the extent permitted by applicable law, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to RHI in payment of the aggregate Exercise Price and applicable tax withholding.

(e) Other Forms of Payment. To the extent that a Stock Option Award so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

Notwithstanding anything to the contrary in this Section or in any agreement under the Plan, the Committee may disallow the use of any type of payment that the Committee determines, in its sole discretion, would result in adverse accounting or legal consequences to the Company or Affiliate.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award. Each grant of a SAR under the Plan shall be evidenced by a SAR Award between the Optionee and RHI. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any other Agreement. The provisions of the various SAR Awards entered into under the Plan need not be identical. A SAR Award may not provide that a new SAR will be granted automatically to the holder thereof when he or she exercises a prior SAR.

(b) Number of Shares. Each SAR Award shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with the adjustment provisions of the Plan.

(c) Exercise Price. Each SAR Award shall specify the Exercise Price, which may not be less than 100 percent (100%) of the Fair Market Value of a Share on the date of grant. A SAR Award may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Unless the SAR Award or an Other Agreement provides otherwise, each SAR shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by such SAR on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. The term of the SAR shall be ten (10) years from the date of grant unless the SAR Award provides for a shorter term. A SAR Award may provide for accelerated exercisability in the event of the Optionee’s Protiviti Retirement, Staffing/Headquarters Retirement, a Change in Control, or other events, including as provided in any Other Agreement, and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service, subject to the provisions of any Other Agreement. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Exercise of SARs. The SAR Award may provide that, upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from RHI (a) Shares, (b) cash or (c) a combination of Shares and cash. Unless otherwise provided in the SAR Award or an Other Agreement, upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive Shares from RHI. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price. Unless the SAR Award or an Other Agreement provides otherwise, SARs which are unvested at the time of an Optionee’s termination of Service shall expire upon such termination, and any vested SARs which have not been exercised shall remain outstanding and exercisable until the earlier of 90 days following such termination and the expiration of the SAR’s term. Notwithstanding the foregoing, if exercise of a SAR during the 90-day period described in the previous sentence would subject the Participant to liability under Section 16 of the Exchange Act by reason of transactions by the Participant prior to the Participant’s termination of service, such SAR shall be exercisable until the earliest of (a) its normal termination date and (b) the 30th day after the first date upon which the Participant would not be subject to Section 16 liability by reason of the prior transactions. Notwithstanding the foregoing, in the event of an Optionee’s Misconduct Termination, effective as of the date notice of such termination is given by the Committee to the Optionee, all of the Optionee’s vested and unvested SARs shall automatically terminate and lapse, unless the Committee shall determine otherwise.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding SARs. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, impair his rights or increase his obligations under such SAR. SARs may not be repriced without the approval of RHI’s stockholders.

SECTION 10. STOCK UNITS.

(a) Stock Unit Award. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award between the recipient and RHI. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan, including those specified in any Other Agreement. The provisions of the various Stock Unit Awards entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award or as specified in any Other Agreement. Unless the Stock Unit Award or an Other Agreement provides otherwise, each grant of Stock Units shall become exercisable with respect to twenty-five percent (25%) of the Shares covered by the grant on each of the first through fourth anniversaries of the date of grant, provided that the Participant’s Service has not terminated on the applicable vesting date. A Stock Unit Award may provide for accelerated vesting in the event of the Participant’s Protiviti Retirement, Staffing/Headquarters Retirement, a Change in Control, or other events, including as provided in any Other Agreement. To the extent that an Award of Stock Units has not vested prior to, or concurrently with, termination of a Participant’s Service, such Award shall immediately terminate.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to the adjustment provisions of the Plan.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with RHI. A beneficiary designation may be changed by filing the prescribed form with RHI at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of RHI. Stock Units represent an unfunded and unsecured obligation of RHI, subject to the terms and conditions of the applicable Stock Unit Award.

(h) Assignment or Transfer of Stock Units. Except as provided herein, or in a Stock Unit Award, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Subsection shall be void. However, this Subsection shall not preclude a Participant from designating a beneficiary who will receive any outstanding Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of Stock Units by will or by the laws of descent and distribution.

SECTION 11. NO RIGHTS AS A STOCKHOLDER

A Participant shall have no rights as a stockholder with respect to any Award until the date of the issuance of a stock certificate for any Shares covered by such award. No adjustments shall be made, except as provided in the adjustment provisions of the Plan.

SECTION 12. PERFORMANCE CONDITIONS.

(a) Any Award to an Executive Officer shall be made subject to a Performance Condition with respect to which the Performance Goal shall be Earnings Per Share during the Performance Period in addition to any vesting requirements imposed upon such grant.

(b) Awards to persons other than Executive Officers may, but need not, be made subject to a Performance Condition utilizing any Performance Goal in addition to any vesting requirements imposed upon such grant. The determination as to whether any such grant is subject to a Performance Condition shall be made on or prior to the date of grant.

(c) The Performance Condition shall operate as specified in this Section.

(d) Except in the case of Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), if an Award is made subject to a Performance Condition, the Committee shall be required to establish the Performance Period and Target Performance Goal for such award no later than the time permitted by Section 162(m) of the Internal Revenue Code.

(e) After the public release by RHI of its results for the last fiscal quarter of the Performance Period, the Chief Financial Officer shall, with respect to each Award made subject to a Performance Condition, (a) calculate the Actual Performance Goal, (b) determine the Multiplier, (c) calculate the Final Award, and (d) deliver such calculation to the Committee.

(f) The Committee shall review the information submitted by the Chief Financial Officer and certify, in writing, each Final Award.

(g) To the extent that a Final Award is less than the Original Award, the difference shall be forfeited by the Participant. The Final Award shall bear the same vesting schedule as the Original Award, and on each vesting date the percentage of the Final Award that vests shall be the same as the percentage of the Original Award that would have vested had there been no forfeiture as a result of the Performance Condition.

(h) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date by reason of death, Total and Permanent Disability or, if applicable, a Change in Control, then the Performance Condition shall be cancelled and none of such Award shall be subject to reduction or forfeiture as provided by the Performance Condition. Such Award shall be treated in accordance with the terms of this plan relating to vested shares.

(i) If all or a portion of an Award made subject to a Performance Condition shall vest prior to the Certification Date for any reason other than death, Total and Permanent Disability or a Change in Control, no portion of the Award shall be released to or exercised by the Participant until after the Certification Date. No such vesting prior to the Certification Date shall in any way be deemed a satisfaction, waiver or cancellation of the Performance Condition, and such Award shall remain subject to reduction and forfeiture as provided by the Performance Condition.

(j) Once established, a Performance Condition for an Executive Officer may not be waived or cancelled by the Committee.

SECTION 13. TERMINATION OF SERVICE; LEAVES OF ABSENCE.

Subject to the last sentence of this Section, a Participant’s Service shall terminate when such person ceases to be an Eligible Participant as determined in the sole discretion of the Committee. A Participant’s Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence of less than six (6) consecutive months that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such employee went on leave, unless such employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Notwithstanding the foregoing, an Outside Director’s Service shall terminate when he or she is neither a member of the Board of Directors or a consultant to RHI.

SECTION 14. DEATH; TOTAL AND PERMANENT DISABILITY.

All Awards granted to any Participant shall vest upon such Participant’s death or termination of the Participant’s Service due to Total and Permanent Disability.

SECTION 15. PERSONS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT.

Any Award held by an individual who is a Section 16 Participant at either or both of (a) the grant date of such Award or (b) the effective date of the Change in Control, shall vest upon the effective date of such Change in Control. Any Option or SAR Award held by an individual who is a Section 16 Participant at either or both of (a) the grant date of such Award or (b) the effective date of such individual’s Outside Director Retirement, Protiviti Retirement or Staffing/Headquarters Retirement, as the case may be, shall vest upon the effective date of such retirement. Any Options or SARs held by a Section 16 Participant which vest by reason of the provisions of this Section or by reason of death or Total and Permanent Disability shall remain outstanding until the earlier of its exercise or its original term.

SECTION 16. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, or stock split or reverse stock split, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares

(by reclassification or otherwise) into a lesser number of Shares, a recapitalization, reorganization, merger, liquidation, a spin-off, exchange of shares or a similar occurrence (as determined by the Committee in its sole discretion), the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Shares, Options, SARs, Restricted Shares and Stock Units available for future Awards under the Plan;

(ii) The per person per fiscal year limitations on Awards under the Plan and the maximum aggregate number of ISOs that may be awarded under the Plan;

(iii) The number of Shares covered by each outstanding Award;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section, a Participant shall have no rights by reason of any issue by RHI of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of RHI.

(c) Reorganizations. In the event that RHI is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide for:

(i) The continuation of the outstanding Awards by RHI, if RHI is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by RHI of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of RHI to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 17. AWARDS UNDER OTHER PLANS.

RHI may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under the Plan.

SECTION 18. LEGAL AND REGULATORY REQUIREMENTS.

No Option may be exercised and no Stock may be issued pursuant to an Option or transferred pursuant to a Restricted Share award unless the Committee shall determine that such exercise, issuance or transfer complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, and rules and regulations promulgated under each of the foregoing, and the requirements of any stock exchange upon which the Stock may then be listed or quotation system upon which the Stock may be quoted, and shall be further subject to the approval of counsel for RHI with respect to such compliance. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Committee may require that the Participant deliver to RHI such documents as counsel for RHI may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder. In no event shall RHI deliver, or be deemed obligated to deliver, cash in lieu of any Share by reason of any failure to satisfy the foregoing provisions.

So long as any restrictions or obligations imposed pursuant to this Plan shall apply to a share, each certificate evidencing such share shall bear an appropriate legend referring to the terms, conditions and restrictions. In addition, RHI may instruct its transfer agent that shares of Stock evidenced by such certificates may not be transferred without the written consent of RHI. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be invalid. Certificates representing shares that have not vested or with respect to which minimum withholding taxes have not been paid will be held in custody by RHI or such bank or other institution designated by the Committee.

SECTION 19. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to RHI for the satisfaction of any withholding tax obligations that arise in connection with the Plan. RHI shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. In the event that such withholding taxes are not paid on a timely basis, as determined by RHI in its sole discretion, to the extent permitted by law RHI shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares or cash (if applicable) deliverable or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant. If withholding taxes are paid by reduction of the number of Shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the date of exercise.

(b) Share Withholding. Unless otherwise provided by the Committee, a Participant may satisfy all or part of his or her minimum withholding or income tax obligations by having RHI withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Subject to applicable law and accounting considerations, such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. A Participant may elect to surrender, or attest to the ownership of, previously acquired Shares in excess of the amount required to satisfy his or her minimum withholding or income tax obligations provided that such Shares have been held by the Participant for such period of time required to avoid RHI’s recognition of additional compensation expense for financial reporting purposes as a result of the surrender or attestation of such previously owned shares.

SECTION 20. NO EMPLOYMENT OR REELECTION RIGHTS.

No provision of the Plan, nor any right or Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Eligible Participant. RHI and its Subsidiaries and Affiliates reserve the right to terminate any person’s Service at any time and for any reason, with or without notice. No provision of the Plan nor any right or Award granted under the Plan shall be construed to create any obligation on the part of the Board of Directors to nominate any Outside Director for reelection by RHI’s stockholders, or confer upon any Outside Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.

SECTION 21. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on the meeting of the stockholders of RHI in 2011, unless re-adopted or extended by RHI’s stockholders prior to or on such date and may be terminated on any earlier date by the Board of Directors or the Compensation Committee, as described in the next Subsection.

(b) Right to Amend or Terminate the Plan. The Board of Directors or, to the extent permitted by applicable laws, rules or regulations, the Compensation Committee may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment or termination of the Plan shall not be materially impaired by such amendment or termination, except with consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of RHI’s stockholders to the extent required by applicable laws, regulations or rules, including, but not limited to, any applicable rules or regulations of the New York Stock Exchange. In addition, no material amendment may be made to the plan without the approval of RHI’s stockholders.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Awards previously granted under the Plan.

SECTION 22. PLAN EFFECTIVENESS.

This Plan shall become effective upon its approval by RHI’s stockholders. Upon its effectiveness, the Plan shall supersede the Existing Equity Plans such that no further awards shall be made under the Existing Equity Plans. This Plan shall not, in any way, affect awards under the Existing Equity Plans that are outstanding as of the date this Plan becomes effective. If RHI’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plans will continue in effect in accordance with their terms.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 and FOR Proposals 2 and 3.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

The Board of Directors recommends FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

FOR the nominees listed below (except as marked to the contrary below)

WITHHOLD AUTHORITY to vote for all nominees listed below

2. Ratification of Appointment of Auditor.

FOR AGAINST ABSTAIN

3. Proposal Regarding the Stock Incentive Plan.

FOR AGAINST ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

01 Andrew S. Berwick, Jr.

02 Frederick P. Furth

03 Edward W. Gibbons

04 Harold M. Messmer, Jr.

05 Thomas J. Ryan

06 J. Stephen Schaub

07 M. Keith Waddell

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write nominee’s name on the space provided below.)

Signature Signature Date 2008

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/rhi

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the proxy statement and our 2007 Annual Report to Shareholders at http://www.rhi.com/14aFilings and http://www.rhi.com/AnnualReport.

ROBERT HALF INTERNATIONAL INC.

2884 Sand Hill Road

Menlo Park, CA 94025

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Harold M. Messmer, Jr. and Andrew S. Berwick, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Robert Half International Inc. held of record by the undersigned on March 11, 2008 at the annual meeting of stockholders to be held on May 6, 2008 or any adjournment thereof.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE